Exhibit 10.4(i)(1)

Schedules and Exhibits to Credit Agreement dated as of June 6, 2002, as amended and restated August 2, 2006.

Schedule 1.01(a)

MORTGAGED PROPERTY

Mortgagor	Address

Rieke Corporation	500 West 7th Street Auburn, Indiana

Lake Erie Screw Corporation, n/k/a Lake Erie Products Corporation	13001 Athens Avenue Lakewood, Ohio

Norris Cylinder Company	1535 FM 1845 S. P.O. Box 7486 Longview, Texas

Schedule 2.01

COMMITMENTS

Revolving Commitments

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A.	$25,000,000.00
Comerica Bank	$25,000,000.00
General Electric Capital Corporation	$12,500,000.00
Bank of America, N.A.	$10,000,000.00
Credit Suisse, Cayman Islands Branch	$7,500,000.00
Goldman Sachs & Co.	$5,000,000.00
Merrill Lynch Capital Corporation	$5,000,000.00
TOTAL	$90,000,000.00

Tranche B-1 Loans

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A.	$60,000,000.00
TOTAL	$60,000,000.00

Tranche B Term Loans

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A.	$217,374,549.92
Waterville Funding LLC	$6,906,250.00
Natexis Banques Populaires	$5,687,500.00
Gallatin CLO II 2005-1 Ltd.	$5,078,675.07
Loan Funding V, LLC	$3,680,692.40
Gallatin Funding I Ltd.	$3,612,503.06
First Dominion Fund III	$2,285,966.13
GE Commercial Loan Holding LLC	$2,280,762.36
Dryden V - Leveraged Loan CDO 2003	$2,280,112.95
Grayston CLO II 2004-1 Ltd.	$2,217,708.68
Dryden VII-Leveraged Loan CDO 2004	$2,154,526.39
Dryden XI-Leveraged Loan CDO 2006	$1,925,177.37
Dryden IV Leveraged Loan CDO 2003	$1,740,740.89
Landmark II CDO Limited	$1,142,217.49
Laguna Funding LLC	$872,363.19
KZH Soleil-2 LLC	$760,254.10
TOTAL	$260,000,000.00

Schedule 3.05

REAL PROPERTY

SUBSIDIARY	ADDRESS	CITY, STATE, ZIP
Arrow Engine Company	2301 E. Independence Street	Tulsa, OK 74110
	1124 North Lewis (South End)	Tulsa, OK 74110

Cequent Consumer Products, Inc.	27070 Miles Road 3310 William Richardson Ct.	Solon, OH 44139 South Bend, IN 46628

Cequent Electrical Products, Inc.	101 Spires Parkway	Tekonsha, MI 49092
	3801 W. Military Highway (McAllen Warehouse)	McAllen, TX 78503
	351 Pokagon Trail	Angola, IN 46703

Cequent Towing Products, Inc.	2602 College Avenue	Goshen , IN 46526
	7300 Sand Street Building #20	Fort Worth, TX 76118
	555 South Promenade Avenue Suite 102	Corona, CA 92879
	105-2 LM Gaines Blvd.	Starke, FL 32091
	295 Burlington Business Cntr 511 Elbow Lane	Burlington, NJ 08016
	2400 70th Avenue East Suite B-104	Fife, WA 98424
	47774 Anchor Court West	Plymouth, MI 48170
	3709 East Randol Mill Road	Arlington, TX 76011
	1405 S. 10th Street	Goshen, IN 46526
	2600 College Avenue	Goshen , IN 46528

Cequent Trailer Products, Inc.	1050 Indianhead Drive P.O. Box 8	Mosinee, WI 54455
	650 Alderson	Schofield, WI 54476
	8460 Gran Vista Drive	El Paso, TX 79907

Compac Corporation	Lot 9 Block 44	Hackettstown, NJ
	103 Bilby Road	Hackettstown, NJ 07840
	150 Fieldcrest Ave	Edison , NJ 08837

Fittings Products Co., LLC	12955 Inkster Rd.	Livonia, MI 48150
	36975 Schoolcraft	Livonia , MI 48150

The HammerBlow Company, LLC	5006 Camp Philips Road Apt. 3 920-1000 N. 1st Street	Schofield, WI 54476

SUBSIDIARY	ADDRESS	CITY, STATE, ZIP
Hidden Hitch Acquisition Company	1400 Cavalier Blvd. Suite H	Chesapeake, VA 23323
	5725 North Frontage Rd /5725 New Tampa Hwy Uts 1-3	Lakeland, FL 33815
	25215 Dequindre Drive	Madison Heights, MI 48070
3227C S. Military Highway
	4545 Mint Way	Dallas, TX 75236
	21146 Trolley Industrial Dr.	Taylor, MI 48180

Keo Cutters, Inc.	25040 Easy Street	Warren , MI 48090
	25125 Easy Street	Warren , MI 48090

Lake Erie Products Corporation	13001 Athens Avenue	Lakewood, OH 44107
	3595 W. State Road 28	Frankfort, IN 46041
	3281 West City Road O N/S	Frankfort, IN 46041
	321 Foster Venue	Wood Dale, IL 60191

Lamons Gasket Company	189 Arthur Road	Martinez, CA 94553
	20009 S. Rancho Way	Rancho Domingues, CA 90220
	13959 River Road	Lulling, LA 70070
	7300 Airport Road Hobby Business Park	Houston, TX 77601
	102 Queens Drive	King of Prussia, PA 19406
	1060 Fannin Street	Beaumont, TX 77701
	603 Jaco Street	Clute, TX 77531
	109 Dennis Rd.	Westlake , LA 70699
	11720, 11730, 11740 Airline Hwy	Baton Rouge, LA 70817
	523 Slack Street	Charleston, WV 25301
	1231 Route 6	Joliet , IL 60436
	2005 Division	Bellingham, WA 98032

Monogram Aerospace Fasteners, Inc.	3423 Garfield Avenue	Commerce, CA 90040
	3510 Garfield Avenue	Commerce, CA 90040

NI Industries, Inc.	5300 Claus Road P.O. Box 856	Riverbank, CA 95367
	2825 E. 54th Street	Vernon, CA 90058
	5008 S. Boyle	Vernon, CA 90058
	5215 S. Boyle	Vernon, CA 90058
	332 Cass Avenue	Mt. Clemens, MI 48043
	1120 Miller-Pickering Rd, Conemaugh Twp	Davisville, MI 48043
	5631 Bickett Street	Los Angeles, CA 90058

Norris Cylinder Company	1535 FM 1845 S.	Longview , TX 75603

SUBSIDIARY	ADDRESS	CITY, STATE, MI

Reska Spline Products Inc.	25225 Easy Street P.O. Box 964	Warren , MI 48089

Richards Micro-Tool Inc.	250 Cherry Street ( formerly 250 Nicks Road)	Plymouth, MA 02360

Rieke Corporation	500 W. 7th Street	Auburn, IN 46706
	2855 East Bellefontaine Rd.	Hamilton, IN 46742

Trimas Corporation	5900 Commonwealth Industries	Detroit , MI 48208
	36975 Schoolcraft Road	Livonia, MI 48150
	39400 Woodward Avenue, Suite 130	Bloomfield Hills, MI 48304

Trimas Fasteners	3281 W. Country Road O N/S	Frankfort, IN 46041

INTERNATIONAL
SUBSIDIARY	ADDRESS	CITY, COUNTRY

Cequent Electrical/ Tekonsha Towing Systems	Carretera Reberena Km 10.5 (Reynosa Mexico) Paque Industrial	Maquilpac, Mexico

B.D.C. Industries	Avenida Enrique Pinnonceli and Avenida Auronautica Cuidad	Juarez Chihuahua, Mexico
	Calle 3a 7040 Colonial El Granjero	Juarez, Mexico

Canadian Gasket and Supply Co.	505 Central Avenue P.O. Box 548 Ontario, Canada	Ontario, Canada L2A5Y1
	(Exact-A- Supply Limited) 835 Upper Canada Dr.	Sarnia, Ontario

Englass Group Limited	44 Scudamore Rd.	Leicester, England LE3 1 UG

Gruppo Tov SR. I	Via Lecco 11	Valdmadrera, Italy 23868
	Via Strecciola 3	Valdmadrera, Italy 23868
	Via Piedimonte 50/58	Valdmadrera, Italy 23868
	Via Piedimonte 42	Valdmadrera, Italy 23868
	Via Rio Torto	Valdmadrera, Italy 23868
	Via Strecciola 9	Valdmadrera, Italy 23868
	Via Strecciola	Valdmadrera, Italy 23868

Cequent Trailer Products S.A. de C.V.	Avenida Enrique Pinoncelli and Avenida Aeronautice Cuidad	Juarez Chihuahua, Mexico
	Calle 3a 7040 Colonial el Granjero	Juarez, Mexico

Heinrich Stolz Germany	In der Au 13	Neunkirchen, Germany

Hidden Hitch International	131 Spinnaker Way	Concord , Ontario, Canada

Cequent Towing Products of Canada/ Hidden Hitch of Canada	3 Crescent Road	Huntsville, Ontario, Canada

Cequent Towing Products of Canada/ Reese Products of Canada	2351 Winston Park Dr	Oakville, Ontario, Canada

Rieke Corporation	16 Ayer Rajah Crescent 4-02 Tempco Technominium	Singapore

Rieke Leasing Co.	268 Rutherford Rd. South Unit 4	Brampton, Ontario, Canada l6w 3N3

Rieke de Mexico	Saturno 22 Nueva Ind. Vallejo	Mexico City, Mexico

Trimas Corporation PTY LTD.	Unit 1/391 Park Road (Roof Rack Industries)	Regents Park, Australia
	(Hayman Reese) 20-5- Waterview Close Dandenong South	Victoria, Australia
	(Hayman Reese) Units 1-3/51 Mandoon Road, Girraween	New S. Whales, Australia 2145
	(QTB Automotive) 135 Ingleston Road Wakerley	Queensland, Australia 4154
	(Roof Rack Industries) 1 Averill Street Rhodes	New South Wales, Australia 2138
	(Roof Rack Industries) 475 Nepean Hwy Brighton	Victoria, Australia 3186

Trimas Fasteners	China Operations Unit 12 12F Pos Plata 1600 Century Ave	Podung, China

Schedule 3.06

DISCLOSED MATTERS

None.

Schedule 3.12

SUBSIDIARIES

TriMas Corporation

Listing of Subsidiaries As of July 1, 2006

Unless otherwise noted, all subsidiaries are 100 % directly or indirectly owned by Parent Borrower

Corporate Name	Subsidiary Loan Party
Arrow Engine Company (Delaware corporation)	Yes
Canadian Gasket & Supply, Inc. (Ontario corporation)	No
Cequent Consumer Products, Inc. (Ohio corporation)	Yes
Cequent Electrical Products de Mexico, S. de R.L. de C.V. (Mexico corporation)	No
Cequent Electrical Products, Inc. (Michigan corporation)	Yes
Cequent Towing Products of Canada, Ltd. (Ontario corporation)	No
Cequent Towing Products, Inc. (Delaware corporation)	Yes
Cequent Trailer Products, Inc. (Delaware corporation)	Yes
Cequent Trailer Products, S.A. de C.V. (Mexico)	No
Commonwealth Disposition, LLC (Delaware limited liability company)	Yes
Compac Corporation (Delaware corporation)	Yes
Englass Group Limited (U.K.)	No
Fittings Products Co., LLC (Delaware limited liability company)	Yes
HammerBlow LLC (Delaware limited liability company)	Yes
Heinrich Stolz GmbH (Germany)	No
Hidden Hitch Acquisition Company (Delaware corporation)	Yes
Hitch’N Post, Inc. (Delaware corporation)	Yes
K.S. Disposition, Inc. (Michigan corporation)	Yes
Keo Cutters, Inc. (Michigan corporation)	Yes
Lake Erie Products Corporation (Ohio corporation)	Yes
Lamons Gasket Company (Delaware corporation)	Yes
Monogram Aerospace Fasteners, Inc. (Delaware corporation)	Yes
NI Foreign Military Sales Corp. (Delaware corporation)	Yes
NI Industries, Inc. (Delaware corporation)	Yes
Norris Cylinder Company (Delaware corporation)	Yes
Reska Spline Products, Inc. (Michigan corporation)	Yes
Richards Micro-Tool, Inc. (Delaware corporation)	Yes
Rieke Canada Limited (Ontario corporation)	No
Rieke Corporation (Indiana corporation)	Yes
Rieke Corporation (S) Pte. Ltd. (Singapore)	No
Rieke de Mexico, Inc. S.A. de C.V. (Mexico corporation)	No
Rieke Italia S.R.L. (Italy corporation)	No

Schedule 3.12

SUBSIDIARIES

TriMas Corporation

Listing of Subsidiaries As of July 1, 2006

Unless otherwise noted, all subsidiaries are 100 % directly or indirectly owned by Parent Borrower

Rieke Leasing Co., Incorporated (Delaware corporation)	Yes
Rieke of Mexico, Inc. (Delaware corporation)	Yes
Rieke Packaging Systems (Hangzhou) Co., Ltd. (China)	No
Rieke Packaging Systems Australia Pty. Ltd. (Australia)	No
Rieke Packaging Systems Brasil Ltda. (Brazil)	No
Rieke Packaging Systems Iberica, S.L. (Spain)	No
Rieke Packaging Systems Limited (U.K.)	No
Rola Roof Rack Pty. Ltd. (Australia)	No
Roof Rack Industries Pty. Ltd. (Australia)	No
The HammerBlow Company LLC (Wisconsin limited liability company)	Yes
Top Emballage S.A.S. (France)	No
TriMas Company LLC (Delaware limited liability company)	No
TriMas Corporation Limited (U.K.)	No
TriMas Corporation Pty. Ltd. (Australia)	No
TriMas Fasteners, Inc. (Delaware corporation)	Yes
TriMas Holdings Australia Pty. Ltd. (Australia)	No
TriMas Industries Pty. Ltd. (Australia)	No
TriMas Services Corp. (Delaware corporation)	Yes
TriMotive Asia Pacific Limited (Thailand)	No
TSPC, Inc. (Nevada corporation)	No

Schedule 3.13

INSURANCE

As of July 14th, 2006

			BEST		MAXIMUM	MAXIMUM	ANNUALIZED
COVERAGE	POLICY TERM	CARRIER	RATING	POLICY NO.	RETENTION	LIMITS	PREMIUM
Property / Boller	12/15/05-06	Allianz Global Risk	A g XV	CLP3006779	$250 Real/Personal	$175 MM Property	$644,484
Earthquake-California	12/15/05-06	Pacific Insurance Co.	A g XV	ZG0032850	per underlying policy	$5M x/o $5M	$140,000
Earthquake-California	12/15/05-06	Mt. Hawley Insurance Co	A+ g X	MQE0101223	per underlying policy	$10M x/o $10M	$32,000
		Traders & Pacific Insurance Co	A-r XV	CPN10000059000			$48,000
Earthquake-California	12/15/05-06	Great American Assurance Co	A r XIV	CPP5849760	per underlying policy	$15M x/o $20M	$32,000
		Greenwich Insurance Co	A+ p XV	ACG4349760			$8,000
Directors & Officers	6/6/05-10/06/06	American Home Assurance	A+p XV	4920445	$500,000	$25MM	$266,800
	6/6/05-10/06/06	Federal (Chubb)	A++g XV	81696391	NA	$15MM	$136,068
	6/6/05-10/06/06	Axis Surplus	A g XV	RNN50577700	NA	$10MM	$72,365
Employment Practices Liab	6/6/05-10/06/06	American Home Assurance	A+p XV	4920442	$5MM	$25MM	$261,014
Fiduciary Liability	6/6/05-10/06/06	Federal (Chubb)	A++g XV	81696694	$250,000	$10MM	$36,685
Travel Accident	7/01/05-08	AIG	A+p X	GTP0009100782	N/A	$200,000	$4,435
Foreign Liability	6/30/06-07	XL Insurance	A+ g XV	US00006813LI05A	$10K	$1MM/$2MM	$138,509
Products Liability	6/30/06-07	ACE American Insurance Co	A+p XV	HD021737215	$1M	6M/2M/2M	$491,256
General Liability	6/30/06-07	ACE American Insurance Co	A+p XV	HDOG21737203	$1MM per occ.	5M/2M/2M	$20,023
Automobile Liability	6/30/06-07	ACE American Insurance Co	A+p XV	ISAH07942898	$250,000 per accident	$2MM CSL	$96,099
WC / EL-Deductible States	6/30/06-07	ACE American Insurance Co	A+p XV	WLRC44343459	$500,000 per occ.	Statutory / $1MM EL	$389,295
WC/ EL Retro States	6/30/06-07	ACE American Insurance Co	A+p XV	SCFC44343241	$500,000 per occ.	Statutory / $1MM EL	Included
WC/ EL-SIR	6/30/06-07	ACE American Insurance Co	A+p XV	WCUC44343185	$500,000 per occ.	Statutory / $1MM EL	$39,380
Umbrella Liability	6/30/06-07	ACE American Insurance Co	A+p XV	XOOG23714784	25MM/ $ 100K SIR	$25MM per occ / agg	$615,300
Excess Liability	6/30/06-07	American Guarantee & Liab.	Ag XV	ACE-9305161-04	x $25MM	$25MM per occ / agg	$272,599
Excess Liability	6/30/06-07	AWAC (Bermuda)	Au XIV	CD03671/003	x $50MM	$50MM per occ / agg	$279,000
Excess Liability	6/30/06-07	Chubb Atlantic	A++g XV	(D6) 3310-12-89	x $100MM	$50MM per occ / agg	$157,500
Total Umbrella/Excess						$150MM TOTAL LIABIL

1

Schedule 3.13

INSURANCE

			BEST		MAXIMUM	MAXIMUM	ANNUALIZED
COVERAGE	POLICY TERM	CARRIER	RATING	POLICY NO.	RETENTION	LIMITS	PREMIUM
Marine Cargo	8/01/05-06	ACE	A+p XV	497932	Nil	$4MM vessel/air	$21,530
Aircraft Products Liab	7/1/06-07	AIG Aviation Inc.	A+p XV	AP 1857523-01	NA	$200MM per occ / agg	$157,579
Aircraft Hull & Liability	7/1/06-07	AIG Aviation Inc.	A+p XV	GM1857522-01	NA	S100MM Liab per occ	$74,755
Crime	7/1/05-10/06/06	Federal (Chubb)	A++g XV	8169-7670	$250,000	$10MM	$48,901
Special Crime	7/1/05-10/06/06	Federal (Chubb)	A++g XV	8169-7670	NA	$10MM	$12,500
Underground Storage Tank-Eskay Screw	7/1/06-07	ACE	A+p XV	G21825311003	$10,000	$1MM/$1MM	$2,358

Total Premium							$4,498,436

* This summary is only intended as an overview, the actual policies supercede all information above.

2

Schedule 3.17(d)

MORTGAGE FILING OFFICES

Mortgagor	Mortgaged Property	Mortgage Filing Office

Rieke Corporation	500 West 7th Street Auburn, Indiana	DeKalb County, Indiana

Lake Erie Screw Corporation, n/k/a Lake Erie Products Corporation	13001 Athens Avenue Lakewood, Ohio	Cuyahoga County, Ohio

Norris Cylinder Company	1535 FM 1845 S. P.O. Box 7486 Longview, Texas	Gregg County, Texas

Schedule 6.01(a)(iii)

EXISTING INDEBTEDNESS

Company	Bank	Amount
Rieke de Mexico, SA de CV	Banco Nacional de Mexico S.A., Mexico	5.0 million Pesos
Rieke Italia	Deutsche Bank, S.P.A., Milan Italy	$6.0 million
TriMas Corporation Ltd	Lloyds TSB Bank plc, Leicester England	£ 3.9 million
TriMas Corporation Pty Ltd	National Australia Bank Ltd, Australia	$20.0 million

Note:  Schedule lists all foreign based debt and lines of credit currently in place

Schedule 6.02

EXISTING LIENS

Liens on the non-U.S. assets of the following entities to secure Existing Indebtedness listed on Schedule 6.01:

1.             Rieke de Mexico, SA de CV in favor of Banco Nacional de Mexcio S.A., Mexico.

2.             Rieke Italia in favor of Deutsche Bank, S.P.A., Milan, Italy.

3.             TriMas Corporation Ltd in favor of Lloyds TSB Bank plc, Leicester, England.

4.             TriMas Corporation Pty Ltd in favor of National Australia Bank Ltd, Australia.

Schedule 6.04

EXISTING INVESTMENTS

A.            Qualified Foreign Investments

Cash and cash investments in foreign subsidiaries

Checking accounts, “sweep” like accounts and time deposits are maintained at local banks. Deposits are in various currencies including the local currency of the entity.

Bank	Entity
Commerzbank AG, Siegen Germany	Rieke Germany
Dresdner Bank AG, Siegen Germany	Rieke Germany
Volksbank Sud-Siegerland eG, Neunkirchen Germany	Rieke Germany
Deutsche Bank, Siegen Germany	Rieke Germany
Banca Populare di Lecco, Lecco Italy	Rieke Germany
Commerzbank Barcelona, Barcelona Spain	Rieke Germany
Deutsche Bank, Valmadrera LC Italy	Rieke Italia Srl
Cariplo Banca Intesa, Lecco Italy	Rieke Italia Srl
Banca Popolare Bergamo, Lecco Italy	Rieke Italia Srl
Banca Nazionale del Lavoro, Lecco Italy	Rieke Italia Srl
Credito Valtellinies E, Lecco Italy	Rieke Italia Srl
Banca Popolare Sondrio, Valmadrera Italy	Rieke Italia Srl
Royal Bank of Canada, Brampton Ontario	Rieke Canada
National Australia Bank, Australia	TriMas Corporation Pty
Lloyds Bank, Leicester England	TriMas Corporation Ltd
CRCA D’lle de France, Paris France	Top Emballage S.A.S.
Banco Nacionale de Mexico, SA.	Rieke de Mexico SA de CV
Royal Bank of Canada, Fort Erie Ontario	Canadian Gasket & Supply, Inc.
Canadian Imperial Bank of Commerce (CIBC), Toronto	Cequent Towing Products Canada Ltd
Toronto Dominion Bank, Rexdale Ontario	Towing Canada (formerly HiddenHitch)
California Commerce Bank, United States	Rieke de Mexico, SA de CV
Comerica Bank, Detroit, MI United States	TriMas Holdings Australia Pty Ltd
Bank of Overseas Chinese, Taiwan	Taiwan Asian Sourcing Office
Bank of China, Shanghai China	Shanghai Asian Sourcing Office
Standard Charter Bank, Singapore	Rieke Corporation (S) Pte Ltd
Bank of Communications, Hangzhou China	Rieke Packaging Systems (Hangzhou) Co Ltd

B.            Existing Investments

1.             Partnership interest in NI West, Inc.’s oil and gas wells in Oklahoma.

2.             Taiwan Asian Sourcing Office

3.             Shanghai Asian Sourcing Office

4.             TriMas Holdings Australia Pty., Ltd intercompany swap agreement with Rieke Corporation.

Schedule 6.05

ASSET SALES

1.               NI Industries, Inc. — Sale of Vernon, California properties

2.               Lamons Gasket Company — Sale of Baton Rouge, Louisiana facility

3.               Lake Erie Products, Inc. — Sale of business, facilities and related assets

Other asset sales otherwise permitted hereunder.

Schedule 6.09

EXISTING AFFILIATE TRANSACTIONS

None.

Schedule 6.10

EXISTING RESTRICTIONS

None.

EXHIBIT A

FORM OF

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TriMas Corporation, a Delaware corporation, TriMas Company LLC, a Delaware limited liability company, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, as administrative agent, collateral agent, swingline lender and issuing bank and the other agent banks party thereto.  Terms defined in the Credit Agreement and not defined herein are used herein with the same meanings.

The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date (as defined below), the interests set forth on the reverse hereof (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitments of the Assignor on the Assignment Date and the Loans owing to the Assignor that are outstanding on the Assignment Date, together with the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date.  The Assignee hereby acknowledges receipt of a copy of the Credit Agreement.  From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement (and, in the case that this Assignment and Acceptance covers all or the remaining portion of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03 thereof).

This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 10.04(b) of the Credit Agreement.

This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment

(“Assignment Date”):

Facility	Principal Amount Assigned	Percentage Assigned of Applicable Loans/ Commitments thereunder (set forth, to at least 8 decimals, as a percentage of the facility and the aggregate Commitments of all Lenders thereunder)
Term Loans:	$		%
Tranche A:
Tranche B:
Term Loan Commitments
Tranche A:
Tranche B:
Revolving Loans:
Revolving Credit Commitments:
LC Disbursements:
Letters of Credit:
Swingline Loans:

The terms set forth above and on the reverse side hereof are hereby agreed to:

, as Assignor

by

Name:
Title:

, as Assignee

by

Name:
Title:

The undersigned hereby consent to the
within assignment: (1)

TriMas Company LLC, as Borrower,

by

Name:
Title:

JPMorgan Chase Bank, as Administrative Agent,

by

Name:
Title:

JPMorgan Chase Bank, as Issuing Bank,

by

Name:
Title:

JPMorgan Chase Bank, as Swingline Lender,

by

Name:
Title:

(1)           Consents to be included to the extent required by Section 10.04(b) of the Credit Agreement.

EXHIBIT B

JPMorgan Chase Bank, as Administrative

Agent, and as Collateral Agent and each of the Lenders party to the

Credit Agreement referred to below

Re:                                        TriMas Credit Agreement

Ladies and Gentlemen:

We have acted as special counsel to TriMas Company LLC, a Delaware corporation (the “Borrower”), and TriMas Corporation (“TriMas”), a Delaware corporation, (the “Parent Guarantor”), in connection with the execution and delivery by the Borrower, the Parent Guarantor and the Subsidiary Term Borrowers of that certain Credit Agreement dated as of June 6, 2002 (the “Credit Agreement”), among TriMas, the Borrower, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank as Administrative Agent and Collateral Agent, CSFB Cayman Islands Branch as Syndication Agent, Comerica Bank as Documentation Agent, Wachovia Bank, National Association as Documentation Agent and J.P. Morgan Securities Inc. and Credit Suisse First Boston as Arrangers. We have also acted as special counsel to the Borrower and to those certain subsidiaries of the Borrower which are listed on Schedule I annexed hereto (each, a “Subsidiary Guarantor” and, together with the Parent Guarantor, the “Guarantors” and, together with the Borrower, the “Loan Parties”) and who are party to the Security Agreement, the Pledge Agreement, the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement (collectively, the “Opinion Security Documents”), in connection with the execution and delivery by the Borrower and each of the Opinion Security Documents.

This opinion is furnished to you at the request of the Borrower pursuant to Section 4.01(b) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement but shall only refer to any agreement, document or instrument as in effect on the date hereof.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion. We have examined, among other documents, the following documents being executed and delivered on the date hereof: the Credit Agreement and the Opinion Security Documents (together, the “Transaction Documents”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate or limited liability company records, certificates of public officials and officers of each of the subsidiaries listed on Schedule II annexed hereto that is organized under the laws of New York or Delaware (each a “Specified Guarantor”; and collectively with Borrower and the Parent Guarantor, the “Specified Companies”) and other instruments as we have deemed necessary or appropriate to enable us to render this opinion. As to questions of fact relating to the Borrower and the Guarantors material to this opinion, we have relied upon certificates of public officials and statements, representations and certificates of officers and other representatives of the Borrower and the Guarantors without independent investigation into the matters covered thereby.

In rendering this opinion, we have assumed without independent investigation and with your permission (a) the due authorization, execution and delivery of the Transaction Documents by each party thereto other than the Specified Companies, (b) the authenticity of all documents submitted to us as originals, (c) the conformity to the original documents of all documents submitted to us as copies, (d) the genuineness of all signatures on all documents submitted to us, (e) the truthfulness and correctness of all matters and statements contained in the Transaction Documents and that there are no written or oral terms or conditions agreed to among the parties thereto, which could vary the truth, completeness, correctness, validity or effect of any of the statements made in, or the provisions of, the Transaction Documents, (f) the legal capacity of all natural persons, (g) the legality, validity and enforceability of the Transaction Documents against each of the parties thereto (other than the Specified Companies), (h) that the Collateral (as defined in the Security Agreement) exists and that the Loan Parties have rights in such Collateral, (i) that the stock certificates representing the shares of stock identified on Schedule II to the Pledge Agreement (the “Pledged Stock”) and stock powers in respect of the Pledged Stock endorsed in blank have been delivered to the Administrative Agent, (j) that there is a certificated instrument in registered form representing the Pledged Debt Securities (as defined in the Pledge Agreement) and that such instrument and note powers in respect thereof endorsed in blank have been delivered to the Administrative Agent in the State of New York, will continue to be held by the Administrative Agent in the State of New York and (k) that the Administrative Agent and each Lender acquired its interest in the Pledged Stock and the Pledged Debt Securities without any notice of any adverse liens, claims or encumbrances and (1) that the Pledged Stock constitute “Securities” under Article 8 of the UCC (as hereinafter defined).

We express no opinion as to the laws of any jurisdiction except the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of

America (the “Applicable Laws”), and we do not express any opinion with respect to the laws of any other state or jurisdiction. This opinion does not cover any laws, statutes, governmental rules or regulations or decisions which in our experience are not generally applicable to transactions of the kind covered by the Transaction Documents or covered by opinions typically delivered in connection with transactions of the kind covered by the Transaction Documents.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1.                                    Each of the Specified Companies (a) is validly existing and in good standing under the laws of its state of organization and (b) has the requisite corporate or organizational power to execute, deliver and perform its respective obligations under the Transaction Documents to which it is a party and to create such liens and security interests in favor of the Collateral Agent as are to be created by the terms of the Transaction Documents to which it is a party.

2.                                    The Transaction Documents to which any Specified Company is a party have been duly authorized by each such Specified Company. The Transaction Documents to which any Loan Party is a party have been duly executed and delivered by each such Loan Party and constitute, the legal, valid and binding obligations of each Loan Party that is a party thereto enforceable against it in accordance with their respective terms.

3.                                    Except for (i) the registrations and filings required by the Credit Agreement in respect of any Collateral for the obligations under the Credit Agreement, (ii) filings required in connection with effecting the Asset Dropdown following the Transactions and (iii) such consents, approvals, registrations and filings as have been made or obtained prior to the date hereof and remain in full force and effect or as would not, individually or in the aggregate, have a Material Adverse Effect, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority under the Applicable Laws and are in full force and effect and (b) will not violate any Applicable Law or the certificate of incorporation, by-laws or other organizational documents of any of the Specified Companies or any order known to us of any Governmental Authority applicable to or binding upon any of the Specified Companies.

4.                                    None of the Loan Parties is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

5.                                    The making of the Loans to the Borrower and the Subsidiary Term Borrowers and the application of the proceeds thereof by the Borrower and the Subsidiary Term Borrowers pursuant to the terms of the Credit Agreement will not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

6.                                     None of the Collateral Agent or the other Lenders is required (a) to be qualified to do business, file any designation for service of process or file any reports or pay any taxes in the State of

New York, or (b) to comply with any statutory or regulatory requirement applicable only to financial institutions chartered or qualified or required to be chartered or qualified to do business in the State of New York by reason of the execution and delivery or filing or recording, as applicable, of any of the Transaction Documents, or by reason of the participation in any of the transactions under or contemplated by the Transaction Documents, including, without limitation, the extension of any credit contemplated thereby, the making and receipt of payments pursuant thereto and the exercise of any remedy thereunder. If it were determined that such qualification and filing were required, the validity of the Transaction Documents would not be affected thereby, but (a) if the Collateral Agent were not qualified it would be precluded from enforcing its rights as Collateral Agent on behalf of the Lenders in the courts of the State of New York until such time as it is admitted to transact business in the State of New York or (b) assuming the Lenders would institute remedies without the Collateral Agent, they would be precluded from enforcing their rights in the courts of the State of New York until such time as they were admitted to transact business in the State of New York. However, the lack of qualification would not result in any waiver of rights or remedies pending such qualification.

7.                                     The Security Agreement is in proper form under the applicable laws of the State of New York to (i) be enforceable against the grantors named therein in accordance with its terms and (ii) create a valid security interest in favor of the Collateral Agent in that portion of the Collateral purported to be governed thereby which is covered by Article 9 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”).

8.                                     The Collateral Agent has the power without naming all the Lenders in any applicable legal proceeding to exercise remedies under the Opinion Security Documents for the realization of the Collateral in its own name, as Administrative Agent.

9.                                     Except as set forth in this paragraph 12, we express no opinion as to the enforceability of the choice of law provisions of any Transaction Document. You have asked for our opinion as to whether a court of competent jurisdiction of the State of New York would, in connection with the interpretation or enforcement of the Transaction Documents, apply the conflict-of-laws rules of the State of New York so as to find the internal laws of the State of New York applicable thereto, notwithstanding that certain of the Transaction Documents were executed and delivered outside the State of New York and/or relate to collateral or a Loan Party located or organized outside the State of New York. Section 5-1401 of the New York General Obligations Law provides, in effect, that the parties to certain contracts involving more than $250,000 may elect to have such contracts governed by New York law whether or not such contracts bear a reasonable relation to the State of New York. Accordingly, based solely upon a review of such Section, we are of the opinion (subject to the matters specified herein and the provisions of the sentence immediately following this sentence) that a court of competent jurisdiction of the State of New York should apply the internal laws of the State of New York to the construction or enforcement of the Transaction Documents. We express no opinion with respect to the law which may be applied to determine matters relating to the perfection of security interests in any Collateral or the enforceability of remedies relating to Collateral.

10.                              None of the provisions of the Transaction Documents will violate any law, statute or regulation of the State of New York relating to usury and the use of counterpart copies of any of the Transaction Documents does not affect the enforceability of any of the Transaction Documents.

11.                              The Pledge Agreement is in proper form under the applicable laws of the State of New York to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, a valid security interest in the right, title and interest of the Pledgors (as such term is defined in the Pledge Agreement) in the Pledged Stock issued by an issuer incorporated in the United States of America (“Domestic Pledged Stock”) and the Pledged Debt Securities.

12.                              Upon the Administrative Agent’s taking possession in the State of New York of the certificates representing the Domestic Pledged Stock and the Pledged Debt Securities, accompanied by duly executed blank stock or note powers and for so long as the Collateral Agent maintains continued possession of the same in the State of New York, the Collateral Agent, for its benefit and for the benefit of the Secured Parties, will have a perfected security interest in such Pledgor’s right, title and interest in the Domestic Pledged Stock and the Pledged Debt Securities. We note that the Pledged Debt Securities do not constitute “negotiable instruments” within the meaning of the UCC.

13.                              Upon the Administrative Agent’s filing of the Security Agreement in the United States Patent and Trademark Office and the filing of the financing statements contemplated by Section 3.02(b) of the Security Agreement, the Administrative Agent, for its benefit and for the benefit of the Secured Parties, will have, insofar as United States Federal Law applies, a perfected security interest in each applicable Loan Party’s right, title and interest in the federally registered Patents and Trademarks listed in Schedules IV and V, respectively to the Security Agreement.

Our opinions set forth above are subject to the following qualifications:

I.                              The enforceability of the Transaction Documents may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer acts, moratorium or other laws affecting creditor’s rights generally; (ii) judicial discretion and general principles of equity (regardless of whether considered in a proceeding in equity or at law) including, without limitation, principles that (a) include a requirement that a creditor act with reasonableness and in good faith and deal fairly with its debtors, (b) limit a creditor’s right to accelerate maturity of a debt upon the occurrence of a default deemed immaterial, or (c) might render certain waivers unenforceable, and we wish to advise you that the remedy of specific performance or injunctive relief (whether considered in a proceeding in equity or at law) is subject to the exercise of judicial discretion; and (iii) federal and state securities laws or the public policies underlying such laws.

II.                               Certain provisions of the Opinion Security Documents may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity thereof, taken as a whole, and the Opinion Security Documents contain adequate provisions for the practical realization of the rights and benefits intended to be provided thereby. Without limiting the foregoing, New York courts or Federal courts applying New

York law may deny or limit the enforceability of clauses or provisions that purport to: (i) give the right of specific performance and injunctive and other forms of equitable relief, (ii) limit or expand the rights of set-off, (iii) authorize a secured party to take discretionary independent action for the account of or as an agent or attorney-in-fact for a debtor, (iv) give a secured party cumulative or duplicative remedies, to the extent such cumulative or duplicative remedies purport to or would have the effect of compensating such secured party in amounts in excess of the actual loss suffered by such secured party, (v) require that provisions thereof be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practices or course of conduct has been created modifying any provisions of such documents or (vi) limit jurisdiction of any courts or establish any exclusive venue or evidentiary standards.

III.                           We express no opinion as to the applicability of Section 548 of the United States Bankruptcy Code or of any provisions of any state fraudulent conveyance statute or law to the transactions contemplated by the Transaction Documents.

IV.                           We express no opinion as to the validity, binding effect or enforceability of any provision of any Transaction Document that purports to waive, release or vary any right of, or any duties owing to, a party to the extent limited by Sections 1-102(3), 9-601, 9-602 or 9-603 of the UCC or other provisions of applicable law.

V.                               We express no opinion as to the right of any Agent or any Lender to collect any payment to the extent that such payment constitutes a penalty, forfeiture or late charge.

VI.                           We express no opinion as to (a) the existence of or the right, title or interest of the Loan Party in, to or under the Collateral and (b) the priority of any security interest purported to be created in the Collateral.

VII.                       We express no opinion with respect to the (a) validity, attachment, creation or perfection of any security interest purported to be created in the Collateral, except (i) to the extent specifically set forth herein and (ii) to the extent that Articles 8 or 9 of the UCC is applicable thereto and (b) the validity, creation or perfection of any security interest in the Collateral to the extent the same is expressly excluded from or not otherwise governed by the provisions of Article 9 of the UCC pursuant to Section 9-109, 9-204 or 9-311 of the UCC.

VIII.                   With respect to the opinions provided in paragraph 12 above, in the case of the issuance of additional shares in respect of the Pledged Stock or additional debt required to be pledged under the Transaction Documents, the security interests of the Collateral Agent therein will be perfected only if certificates representing such additional shares or instruments representing such additional debt are delivered to the Collateral Agent in the State of New York and Collateral Agent holds and continues to hold such certificates and instruments in the State of New York, together with undated stock or note powers with respect thereto, duly endorsed in blank.

IX.                          We call to your attention the fact that the perfection of the security interests in the Collateral, the Pledged Stock or Pledged Debt Securities may be limited by Section 552 of the Federal Bankruptcy Code, which limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

X.                              We call your attention to the fact that the security interest of the Collateral Agent in goods which are an accession to, or commingled or processed with other goods is limited by Section 9-335 or 9-336 of the UCC.

XI.                          We express no opinion with respect to any Collateral which is subject to a certificate of title or a document of title.

XII.                      We express no opinion with respect to any items which are subject to a statute, regulation or treaty of the United States of America which provides for a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from the place specified in the UCC for filing to perfect such security interest.

XIII.                  We express no opinion with respect to any Collateral, the Pledged Stock or Pledged Debt Securities consisting of claims against any government or governmental agency (including, without limitation, the United States of America or any state thereof or any agency or department of the United States of America or any state thereof).

XIV.                  In the case of any chattel paper, account or general intangible which is itself secured by other property, we express no opinion with respect to any Loan Party’s rights in and to such underlying collateral,

XV.                      We call to your attention that the perfection and the effect of perfection and non-perfection of the security interests in favor of the Collateral Agent for the benefit of the Secured Parties in the Collateral may be governed by laws other than the UCC to the extent the Collateral is or becomes located in a jurisdiction other than New York.

XVI.                  We call to your attention that Section 324 of the Delaware General Corporation Law provides that the shares of stock of any person in a Delaware corporation may be attached and sold for a debt or in response to other demands and, therefore, it is possible for there to be an attachment of securities under Section 324 that takes precedence over the pledge of securities if the securities are not registered on the books of the issuer in the name of the Administrative Agent for the benefit of the Secured Parties.

XVII.              We express no opinion as to the validity of any security interests to the extent such security interests may be affected by (A) Section 552 of the United States Bankruptcy Code, under which a bankruptcy court has discretion as to the extent to which post-petition proceeds may be subject to a lien arising from a security agreement entered into by the debtor before the commencement of the case, or (B) Section 547(b) of the United States Bankruptcy Code, relating to the power to avoid a preference, or. (C) any other provisions of the United States Bankruptcy Code.

XVIII.          We call to your attention that the Perfection of any Security interest in “Proceeds” is subject to the limitations set forth in Section 9-315 of the UCC.

XIX.                 We call to your attention that the Perfection of a Security interest in “documents”, “instruments” and “Securities” are subject to the liabilities set forth in Sections 8-302, 9-312 and 9-331 of the UCC.

This opinion is furnished by us, special counsel to the Loan Parties, to you in connection with the transactions contemplated by the Credit Agreement and is solely for your benefit as a party to such transactions. This opinion may not be used or relied upon by any other person. Our opinions herein are limited to matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated. We disclaim any obligation to update this opinion for events occurring after the date hereof.

Very truly yours,

EXHIBIT C

FOREIGN SUBSIDIARY BORROWING AGREEMENT dated as of [     ], 20[ ], among TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION, a Delaware corporation (“Holdings”), [       ] a [       ] corporation (the “New Foreign Subsidiary Borrower”) and JPMORGAN CHASE BANK, a New York banking corporation (“JPMCB”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined herein).

Reference is made to the Credit Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”), JPMCB, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Collateral Agent, swingline lender and issuing bank (in such capacity, the “Issuing Bank”) and the other agent banks party thereto.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers (collectively, the “Borrowers”) and the Issuing Bank has agreed to issue Letters of Credit for the account of certain of the Borrowers.  The Borrowers and the New Foreign Subsidiary Borrower desire that the New Foreign Subsidiary Borrower become a Foreign Subsidiary Borrower.  Each of Holdings, the Borrowers and the New Foreign Subsidiary Borrower represent and warrant that the representations and warranties of the Borrowers in the Credit Agreement relating to the New Foreign Subsidiary Borrower and this Agreement are true and correct on and as of the date hereof.  The Borrowers and the New Foreign Subsidiary Borrower represent and warrant that there is no income, stamp, or other tax of any country, or any taxing authority thereof or therein, in the nature of a withholding tax or otherwise, which is imposed on any payment to be made by the New Foreign Subsidiary Borrower pursuant to this Agreement or the Credit Agreement, or is imposed in respect of the execution, delivery or enforcement of this Agreement or the Credit Agreement.  Holdings and the Borrowers agree that the Guarantees of Holdings and the Borrowers contained in the Credit Agreement will apply to the Obligations of the New Foreign Subsidiary Borrower.  Upon execution of this Agreement by each of Holdings, the Parent Borrower, the New Foreign Subsidiary Borrower and the Administrative Agent, the New Foreign Subsidiary Borrower shall be a party to the Credit Agreement and a “Foreign Subsidiary Borrower” and a “Borrower” for all purposes thereof, and the New Foreign Subsidiary Borrower hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

TRIMAS CORPORATION,

By
Name
Title:

TRIMAS COMPANY LLC,

By
Name:
Title:

JPMORGAN CHASE BANK, as Administrative Agent,

By
Name:
Title:

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EXHIBIT D

GUARANTEE AGREEMENT dated as of June 6, 2002, among TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION., a Delaware corporation (“Holdings”), each Subsidiary Term Borrower party to the Credit Agreement referred to below (the “Subsidiary Term Borrowers”), each of the other subsidiaries of the Parent Borrower listed on Schedule I hereto (each such subsidiary and each Subsidiary Term Borrower individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”); the Subsidiary Guarantors, Holdings and the Parent Borrower are referred to collectively as the “Guarantors”) and JPMORGAN CHASE BANK, a New York banking corporation (“JPMCB”), as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

Reference is made to the Credit Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers (as defined in the Credit Agreement) party thereto, the lenders from time to time party thereto (the “Lenders”), JPMCB, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Collateral Agent, swingline lender and issuing bank (in such capacity, the “Issuing Bank”) and the other agent banks party thereto.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lenders have agreed to make Loans to the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers (the Foreign Subsidiary Borrowers, the Subsidiary Term Borrowers and the Parent Borrower are referred to collectively herein as the “Borrowers”), and the Issuing Bank has agreed to issue Letters of Credit for the account of certain of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  Each of the Guarantors acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the Issuing Bank.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof.  As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Agreement.

Accordingly, the parties hereto agree as follows:

SECTION 1.  Guarantee.  Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment by any Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of any Borrower and each Loan Party under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of any Borrower under each Hedging Agreement entered into with any counterparty that was a Lender or Lender Affiliate at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Lender, any Lender Affiliate, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds (all the monetary and other obligations described in the preceding clauses (a) through (d) being collectively called the “Obligations”).  Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

SECTION 2.  Obligations Not Waived.  To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.  To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

SECTION 3.  Security.  Each of the Guarantors authorizes the Collateral Agent (on behalf of itself and the other Secured Parties) to (a) take and hold security for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as it in its sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

SECTION 4.  Guarantee of Payment.  Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrowers or any other person.

SECTION 5.  No Discharge or Diminishment of Guarantee.  The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense (other than a defense of payment) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any

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claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

SECTION 6.  Defenses of the Borrowers Waived.  To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of any Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower, other than the final and indefeasible payment in full in cash of the Obligations.  The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other guarantor or exercise any other right or remedy available to them against any Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash.  Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Guarantor or guarantor, as the case may be, or any security.

SECTION 7.  Agreement to Pay; Subordination.  In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations.  Upon payment by any Guarantor of any sums to the Collateral Agent or any Secured Party as provided above, all rights of such Guarantor against any Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations.  In addition, any indebtedness of any Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations.  If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Borrower, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 8.  Information.  Each of the Guarantors assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

SECTION 9.  Representations and Warranties.  Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

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SECTION 10.  Termination.  The Guarantees made hereunder (a) shall terminate when all the Obligations have been paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of any Borrower, any Guarantor or otherwise.  In connection with the foregoing, the Collateral Agent shall execute and deliver to such Guarantor or Guarantor’s designee, at such Guarantor’s expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.

SECTION 11.  Binding Effect; Several Agreement; Assignments; Release.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns.  This Agreement shall become effective as to any Guarantor when a counterpart hereof (or a Supplement referred to in Section 20) executed on behalf of such Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof (or a Supplement referred to in Section 20) shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void).  If all of the capital stock of a Subsidiary Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 6.05 of the Credit Agreement, such Subsidiary Guarantor shall be released from its obligations under this Agreement without further action.  This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 12.  Waivers; Amendment.  (a)  No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

SECTION 13.  Governing Law.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

4

SECTION 14.  Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement.  All communications and notices hereunder to each Guarantor shall be given to it in care of the Parent Borrower at the Parent Borrower’s address set forth in Section 10.01 of the Credit Agreement.

SECTION 15.  Survival of Agreement; Severability.  (a)  All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

(b)  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 16.  Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract (subject to Section 11), and shall become effective as provided in Section 11.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 17.  Rules of Interpretation.  The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.  It is also understood and agreed that to the extent a Guarantor hereunder is also a Borrower the provisions herein shall be construed in a manner so that such provisions apply to the other Borrowers and not to such Guarantor in its capacity as a Borrower.

SECTION 18.  Jurisdiction; Consent to Service of Process.  (a)  Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

(b)  Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the

5

laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 19.  Waiver of Jury Trial.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or the other Loan Documents.  Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 19.

SECTION 20.  Additional Guarantors.  Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not such a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a Subsidiary Loan Party.  Upon execution and delivery after the date hereof by the Collateral Agent and such a Subsidiary of an instrument (“Supplement”) in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein.  The execution and delivery of any Supplement adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

SECTION 21.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Secured Party under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

6

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRIMAS CORPORATION,

by
Name:
Title:

TRIMAS COMPANY LLC,

by
Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO,

by
Name:
Title:

JPMORGAN CHASE BANK,
as Collateral Agent,

by
Name:
Title:

7

SCHEDULE I TO THE

GUARANTEE AGREEMENT

Guarantor	Address

8

ANNEX 1 TO THE

GUARANTEE AGREEMENT

SUPPLEMENT NO. [  ] dated as of [             ] , to the Guarantee Agreement (the “Guarantee Agreement”) dated as of June 6, 2002, among TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION, a Delaware corporation (“Holdings”), each Subsidiary Term Borrower party to the Credit Agreement referred to below (the “Subsidiary Term Borrowers”), each of the other subsidiaries of the Parent Borrower listed on Schedule I thereto (each such subsidiary and each Subsidiary Term Borrower individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”); the Subsidiary Guarantors, Holdings and the Parent Borrower are referred to collectively as the “Guarantors”), and JPMORGAN CHASE BANK, a New York banking corporation (“JPMCB”), as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

A.  Reference is made to the Credit Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers (as defined in the Credit Agreement) party thereto, the lenders from time to time party thereto (the “Lenders”), JPMCB, as administrative agent for the Lenders, Collateral Agent, swingline lender and issuing bank (in such capacity, the “Issuing Bank”) and the other agent banks party thereto.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

C.  The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit.  Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary Loan Party.  Section 20 of the Guarantee Agreement provides that additional Subsidiaries of Holdings may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of Holdings (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Guarantor agree as follows:

SECTION 1.  In accordance with Section 20 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guarantee Agreement shall be deemed to include the New Guarantor.  The Guarantee Agreement is hereby incorporated herein by reference.

9

SECTION 2.  The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3.  This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4.  Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5.  This supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Guarantee Agreement.  All communications and notices hereunder to the New Guarantor shall be given to it in care of the Parent Borrower at the Parent Borrower’s address set forth in Section 10.01 of the Credit Agreement.

SECTION 8.  The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[Name of New Guarantor],

by
Name:
Title:

10

JPMORGAN CHASE BANK, as Collateral Agent,

by
Name:
Title:

11

EXHIBIT E

INCREMENTAL TERM LOAN ACTIVATION NOTICE

To:                              JPMorgan Chase Bank,

as Administrative Agent under the Credit Agreement referred to below

Reference is hereby made to the Credit Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among TriMas Company LLC (the “Parent Borrower”), TriMas Corporation, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, as administrative agent for the Lenders, Collateral Agent, swingline lender and issuing bank and the other banks party thereto .  Terms defined in the Credit Agreement and not defined herein are used herein as defined in the Credit Agreement.

This notice is the Incremental Term Loan Activation Notice referred to in the Credit Agreement, and the Parent Borrower and each of the Lenders signatory hereto (the “Incremental Lenders”) hereby notify you that:

1.                                       The Incremental Term Loan Amount of each Incremental Lender is set forth opposite such Incremental Lender’s name on the signature pages hereto under the caption “Incremental Term Loan Amount”.

2.                                       The Incremental Term Loan Effective Date is                               .

3.                                       The Incremental Maturity Date is                               .

Each of the Incremental Lenders and the Parent Borrower hereby agrees that (a) the amortization schedule relating to this Incremental Term Loan is set forth in Annex A attached hereto and (b) the Applicable Rate for this Incremental Term Loan shall be                               .

TRIMAS COMPANY LLC

By
Name:
Title:

Incremental Term Loan Amount	[NAME OF INCREMENTAL LENDER]

$

By
Name:
Title:

CONSENTED TO:

JPMORGAN CHASE BANK,
as Administrative Agent

By
Name:
Title:

2

ANNEX A

Amortization Schedule

Date	Amount
$
$
$
$
$
$
Incremental Term Loan Maturity Date	$

EXHIBIT F

INDEMNITY, SUBROGATION and CONTRIBUTION AGREEMENT dated as of June 6, 2002, among TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION, a Delaware corporation (“Holdings”), each Subsidiary Term Borrower party to the Credit Agreement referred to below (the “Subsidiary Term Borrowers”), each of the other subsidiaries of the Parent Borrower listed on Schedule I hereto (each such subsidiary and each Subsidiary Term Borrower individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, Holdings and the Parent Borrower are referred to collectively as the “Guarantors”) and JPMORGAN CHASE BANK, a New York banking corporation (“JPMCB”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

Reference is made to (a) the Credit Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers (as defined in the Credit Agreement) party thereto, the lenders from time to time party thereto (the “Lenders”), JPMCB, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Collateral Agent, swingline lender and issuing bank (in such capacity, the “Issuing Bank”) and the other agent banks party thereto and (b) the Guarantee Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the Subsidiary Guarantors and the Collateral Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lenders have agreed to make Loans to the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers (the Foreign Subsidiary Borrowers, the Subsidiary Term Borrowers and the Parent Borrower are referred to collectively herein as the “Borrowers”), and the Issuing Bank has agreed to issue Letters of Credit for the account of certain of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  Each of the Borrowers, Holdings and the Subsidiary Guarantors has agreed to guarantee, among other things, all the obligations of the Borrowers under the Credit Agreement (upon the terms specified in the Guarantee Agreement).  Certain Guarantors have granted Liens on and security interests in certain of their assets to secure such guarantees.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1.  Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), each Borrower agrees that (a) in the event a payment shall be made by any Guarantor under, and to the extent required by, the Guarantee Agreement, such Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party, such Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 2.  Contribution and Subrogation.  Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under, and to the extent required by, the Guarantee Agreement or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the applicable Borrower as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor).  Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

SECTION 3.  Subordination.  Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.  No failure on the part of any Borrower or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

SECTION 4.  Termination.  This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as the LC Exposure has not been reduced to zero or any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.  In connection with the foregoing, the Collateral Agent shall execute and deliver to such Guarantor or Guarantor’s designee, at such Guarantor’s expense, any documents or instruments which such Guarantor shall reasonably request from time to time to evidence such termination and release.

SECTION 5.  Governing Law.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

2

SECTION 6.  No Waiver; Amendment.  (a)  No failure on the part of the Collateral Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.  None of the Collateral Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the Collateral Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

SECTION 7.  Notices.  All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

SECTION 8.  Binding Agreement; Assignments.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.  Neither the Borrowers nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders.  Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

SECTION 9.  Survival of Agreement; Severability.  (a)  All covenants and agreements made by the Borrowers and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Collateral Agent, the other Secured Parties and each Guarantor and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

(b)  In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement

3

shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Collateral Agent.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 11.  Rules of Interpretation.  The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.  It is also understood and agreed that to the extent a Guarantor hereunder is also a Borrower the provisions herein shall be construed in a manner so that such provisions apply to the other Borrowers and not to such Guarantor in its capacity as a Borrower.

SECTION 12.  Additional Guarantors.  Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not such a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming such a Subsidiary Loan Party.  Upon execution and delivery after the date hereof, by the Collateral Agent and such a Subsidiary of an instrument (“Supplement”) in the form of Annex 1 hereto such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder.  The execution and delivery of any Supplement adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

TRIMAS CORPORATION,

by
Name:
Title:

TRIMAS COMPANY LLC,

by
Name:
Title:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE 1 HERETO, AS A GUARANTOR,

by
Name:
Title:

JPMORGAN CHASE BANK, as Collateral Agent,

by
Name:
Title:

5

SCHEDULE I

TO THE INDEMNITY SUBROGATION

AND CONTRIBUTION AGREEMENT

Guarantors

Name	Address

ANNEX 1 TO

THE INDEMNITY, SUBROGATION AND

CONTRIBUTION AGREEMENT

SUPPLEMENT NO. [   ] dated as of [                      ], to the Indemnity, Subrogation and Contribution Agreement dated as of June 6, 2002 (the “Indemnity, Subrogation and Contribution Agreement”), among TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION, a Delaware corporation (“Holdings”), each Subsidiary Term Borrower party to the Credit Agreement referred to below (the “Subsidiary Term Borrowers”), each of the other subsidiaries of the Borrower listed on Schedule I thereto (each such subsidiary and each Subsidiary Term Borrower individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, Holdings and the Parent Borrower are referred to collectively as the “Guarantors”) and JPMORGAN CHASE BANK, a New York banking corporation (“JPMCB”), as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).

A.  Reference is made to (a) the Credit Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers (as defined in the Credit Agreement) party thereto, the lenders from time to time party thereto (the “Lenders”), JPMCB, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Collateral Agent, swingline lender and issuing bank (in such capacity, the “Issuing Bank”) and the other agent banks party thereto and (b) the Guarantee Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the Subsidiary Guarantors and the Collateral Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

C.  Holdings, the Parent Borrower, the Subsidiary Term Borrowers and the other Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit.  Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not such a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary Loan Party.  Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Guarantor agree as follows:

SECTION 1.  In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder.  Each reference to a Guarantor in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor.  The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

SECTION 5.  This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement.

SECTION 8.  The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

2

IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

[Name of New Guarantor],

by
Name:
Title:

JPMORGAN CHASE BANK, as Collateral Agent,

by
Name:
Title:

3

SCHEDULE I

TO SUPPLEMENT NO. [   ] TO THE INDEMNITY

SUBROGATION AND CONTRIBUTION AGREEMENT

Guarantors

Name	Address

EXHIBIT G

[Form of Mortgage]

MORTGAGE

From

TRIMAS COMPANY LLC,

a Delaware limited liability company

To

JPMORGAN CHASE BANK

Dated:	June 6, 2002
Premises:	[ ]

Exhibit A Description of Land
Schedule A Description of Certain Leases
Appendix A Local Law Provisions

THIS MORTGAGE dated as of June 6, 2002 (this “Mortgage”), by [          ] LLC, [        ], having an office at [               ] (the “Mortgagor”), to JPMORGAN CHASE BANK, a New York banking corporation, having an office at 270 Park Avenue, New York, New York 10017 (the “Mortgagee”) as Collateral Agent for the benefit of the Secured Parties (as such terms are defined below);

WITNESSETH THAT:

Reference is made to the Credit Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TriMas Corporation, a Delaware corporation (“Holdings”), Mortgagor, the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, as Administrative Agent for the lenders, Collateral Agent, Swingline Lender and Issuing Bank, and the other agent banks party thereto.  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lenders have agreed to make Loans to the Mortgagor, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers (the Foreign Subsidiary Borrowers, the Subsidiary Term Borrowers and the Mortgagor are referred to collectively herein as the “Borrowers”) and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  The Mortgagor unconditionally promised to pay (a) to the Lenders the then unpaid principal amount of the Revolving Loans on the Revolving Maturity Date and (b) to the Lenders the then unpaid principal amount of the Term Loans as provided in Section 2.10 of the Credit Agreement.

[Mortgagor is a wholly owned Subsidiary of one of the Borrowers and will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Bank.]  In order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Mortgagor has agreed to guarantee, among other things, the due and punctual payment and performance of all of the obligations of the Borrowers under the Credit Agreement pursuant to the terms of the Guarantee Agreement.

The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage in the form hereof to secure (a) the due and punctual payment by any Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of any Borrower and each Loan Party under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of any Borrower under each Hedging Agreement entered into with any counterparty that was a Lender or Lender Affiliate at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds (all the monetary and other obligations described in the preceding clauses (a) through (d) being collectively called the “Obligations”).

As used in this Mortgage, the term “Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) each counterparty to a Hedging Agreement entered into with any Borrower if such counterparty was a Lender or Lender Affiliate at the time the Hedging Agreement was entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Borrower or Subsidiary Loan Party under any Loan Document, (g) the Administrative Agent or the Collateral Agent in respect of obligations owed to the Administrative Agent or the Collateral Agent arising from treasury, depository and cash management services or in connection with any automated clearinghouse transfer of funds and (h) the successors and assigns of each of the foregoing.

Pursuant to the requirements of the Credit Agreement, the Mortgagor is entering into this Mortgage to create a lien on and a security interest in the Mortgaged Property (as defined herein) to secure the performance and payment by the Mortgagor of the Obligations.  The Credit Agreement also requires the granting by other Loan Parties of mortgages, deeds of trust and deeds to secure debt (the “Other Mortgages”) that create liens on and security interests in certain Mortgaged Properties other than the Mortgaged Property to secure the performance of the Obligations.

Granting Clauses

NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Obligations for the benefit of the Secured Parties, Mortgagor hereby grants, conveys, mortgages, assigns and pledges to the Mortgagee, a security interest in, all the following described property (the “Mortgaged Property”) whether now owned or held or hereafter acquired; provided, that (i) the maximum principal debt or obligation which is, or under any contingency may be secured at the date of execution hereof or any time thereafter by this Mortgage is $[         ] (the “Secured Amount”), (ii) this Mortgage shall also secure amounts other than the principal debt or obligation to the extent permitted by the Tax Law without payment of additional recording tax and (iii) so long as the aggregate amount of the Obligations exceeds the Secured Amount, any payments and repayments of the Obligations shall not be deemed to be applied against, or to reduce, the Secured Amount:

(1) the land more particularly described on Exhibit A hereto (the “Land”), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);

(2) all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the “Improvements”);

(3) all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Mortgagor’s books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the

Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the “Personal Property”);

(4) all general intangibles owned by Mortgagor and relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the “Permits, Plans and Warranties”);

(5) all now or hereafter existing leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);

(6) all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”), including Proceeds of insurance maintained by the Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Mortgagor covering any interest in the Mortgaged Property or required by the Credit Agreement; and

(7) all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.

TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to the Permitted Encumbrances (as defined in the Credit Agreement) and to satisfaction and cancelation as provided in Section 3.04.

ARTICLE I

Representations, Warranties and Covenants of Mortgagor

Mortgagor agrees, covenants, represents and/or warrants as follows:

SECTION 1.01.  Title.  (a)  Mortgagor has good and marketable title to:

(i) an indefeasible fee estate in the Land and Improvements; and

(ii) all of the Personal Property;

in the case of (i) and (ii) above subject only to the Permitted Encumbrances and Liens permitted by Section 6.02 of the Credit Agreement (collectively, “Permitted Collateral Liens”).

(c)  There are no Leases affecting the Land or the Improvements except for (i) Leases which (x) in the aggregate do not affect more than 5% of the total area of the Land or 5% of the gross building area of the Improvements and (y) are subordinate to the lien of this Mortgage or (ii) Leases which are described on Schedule A to this Mortgage and, in either case, do not interfere in any material respect with the business of the Mortgagor and its Affiliates as presently conducted at the Mortgaged Property.

(d)  Mortgagor is not obligated under, and the Mortgaged Property is not bound by or subject to, any right, of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

(e)  The granting of this Mortgage is within Mortgagor’s corporate powers and has been duly authorized by all necessary corporate, and, if required, stockholder action.  This Mortgage has been duly executed and delivered by Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(f)  This Mortgage, when duly recorded in the appropriate public records and when financing statements are duly filed in the appropriate public records, will create a valid, perfected and enforceable lien upon and security interest in all the Mortgaged Property.  As of the date hereof, there are no defenses or offsets to this Mortgage that will be asserted by Mortgagor or its Affiliates (or any third party defense or offset now known to Mortgagor or its Affiliates) or to any of the Obligations secured hereby for so long as any portion of the Obligations is outstanding.  Mortgagor will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under Permitted Collateral Liens to the extent of those rights.

SECTION 1.02.  Credit Agreement; Certain Amounts.  (a)  This Mortgage is given pursuant to the Credit Agreement.  Each and every term and provision of the Credit Agreement (excluding the governing law provisions thereof), including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties thereto shall be considered as if a part of this Mortgage.  Mortgagor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Loan Parties to pay when due, and to timely perform, the Obligations in accordance with the terms of the Loan Documents.

(b)  To the extent the representations and covenants contained in this Mortgage are more stringent or expansive than comparable representations and covenants contained in the Credit Agreement, the representations and covenants contained herein shall be construed to supplement the representations and covenants in the Credit Agreement without creating a conflict or inconsistency therewith, and Mortgagor shall be bound by the more stringent or expansive representations and covenants hereunder.

(c)  If Mortgagee exercises any of its rights or remedies under this Mortgage, or if any actions or proceedings (including any bankruptcy, insolvency or reorganization proceedings) are commenced in which Mortgagee is made a party and is obliged to defend or uphold or enforce this Mortgage or the rights of Mortgagee hereunder or the terms of any Lease, or if a condemnation proceeding is instituted affecting the Mortgaged Property, Mortgagor will pay all reasonable sums, including reasonable attorneys’ fees and disbursements, incurred by Mortgagee related to the exercise of any remedy or right of Mortgagee pursuant hereto and the reasonable expenses of any such action or proceeding together with all statutory or other costs, disbursements and allowances, interest thereon from the date of demand for payment thereof at the lesser of (i) the Prime Rate plus 2% and (ii) the Maximum Rate (the “Default Interest Rate”), and such sums and the interest thereon shall, to the extent permissible by law, be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the recording of this Mortgage and shall be secured by this Mortgage to the extent permitted by law.  Any payment of amounts due under this Mortgage not made on or before the due date for such payments shall accrue interest daily without notice from the due date until paid at the Default Interest Rate, and such interest at the Default Interest Rate shall be immediately due upon demand by Mortgagee.

SECTION 1.03.  Payment of Taxes, Liens and Charges.  (a)  Except as may be permitted by the Credit Agreement, Mortgagor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents, all vault charges, and all other public charges, and all service charges, common area charges, private maintenance charges, utility charges and all other private charges, whether created or evidenced by recorded or unrecorded documents or of a like or different nature, imposed upon or assessed against the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof.

(b)  In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Mortgagee, either directly or indirectly, on this Mortgage or any of the Loan Documents, or requiring an amount of taxes to be withheld or deducted therefrom, Mortgagor will promptly notify Mortgagee of such event.  In such event Mortgagor shall (i) agree to enter into such further instruments as may be reasonably necessary or desirable to obligate Mortgagor to make any applicable additional payments and (ii) Mortgagor shall make such additional payments.

(c)  At any time that an Event of Default shall occur hereunder and be continuing, or if required by any law applicable to Mortgagor or to Mortgagee, Mortgagee shall have the right to direct Mortgagor to make an initial deposit on account of real estate taxes and assessments, insurance premiums and common area charges, levied against or payable in respect of the Mortgaged Property in advance and thereafter on a quarterly basis, each such deposit to be equal to one-quarter of any such annual charges estimated in a reasonable manner by Mortgagee in order to accumulate with Mortgagee sufficient funds to pay such taxes, assessments, insurance premiums and charges.

SECTION 1.04.  Payment of Closing Costs.  Mortgagor shall pay all costs in connection with, relating to or arising out of the preparation, execution and recording of this Mortgage, including title company premiums and charges, inspection costs, survey costs, recording fees and taxes, reasonable attorneys’, engineers’, appraisers’ and consultants’ fees and disbursements and all other similar reasonable expenses of every kind.

SECTION 1.05.  Plans, Alterations and Waste; Repairs.  (a)  To the extent the same exist on the date hereof or are obtained in connection with future permitted alterations, Mortgagor shall maintain a complete set of final plans, specifications, blueprints and drawings for the Mortgaged Property either at the Mortgaged Property or in a particular office at the headquarters of Mortgagor to which Mortgagee shall have access upon reasonable advance notice and at reasonable times.

(b)  Mortgagor shall not:

(i) demolish or remove all or any material portion of the Improvements which would diminish in any material respect the utility of Mortgaged Property in the conduct of the business of the Mortgagor or its Affiliates as conducted thereon on the date hereof;

(ii) erect any additions to the Improvements or any other structures on the Premises which would interfere in any material respect with the use and operation of the Improvements as conducted on the date hereof;

(iii) commit any waste on the Mortgaged Property or make any alterations to the Mortgaged Property which would diminish in any material respect the utility of Mortgaged Property in the conduct of the business of the Mortgagor or its Affiliates as conducted thereon on the date hereof; or

(iv) change the use of the Mortgaged Property or take any other action with respect to the Mortgaged Property if it would materially increase the risk of fire or any other hazard or violate the terms of any insurance policy required by Section 1.06 hereof;

without the consent of the Mortgagee in each instance which consent shall not be unreasonably withheld, conditioned or delayed.

(c)  Mortgagor will keep and maintain the Improvements and the Personal Property in good repair, working order and condition, reasonable wear and tear excepted, and will schedule and perform preventive maintenance thereon in accordance with the current and prior practice of the Mortgagor.

SECTION 1.06.  Insurance.  Mortgagor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner, described in Schedule 3.13 to the Credit Agreement and shall purchase such additional insurance as may be required from time to time pursuant to Section 5.07 of the Credit Agreement.

SECTION 1.07.  Casualty Condemnation/Eminent Domain.  Mortgagor, in accordance with Section 5.08 of the Credit Agreement, shall give Mortgagee prompt written notice of any casualty or other damage to the Mortgaged Property that exceeds $1,000,000 or any proceeding for the taking of the Mortgaged Property or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding.  Any Net Proceeds received by or on behalf of the Mortgagor in respect of any casualty, damage or taking (regardless of whether notice is required pursuant to the preceding sentence) shall constitute trust funds held by the Mortgagor for the benefit of the Secured Parties to be applied to restoration of the Mortgaged Property or, if a Prepayment Event shall occur with respect to any such Net Proceeds, to be applied in accordance with Section 2.11 of the Credit Agreement.

SECTION 1.08.  Assignment of Leases and Rents.  (a)  Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Mortgagor of the Obligations.  Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any other Lease or their respective Rents to anyone other than Mortgagee.

(b)  Without Mortgagee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Mortgagor will not enter into, modify, amend, terminate or consent to the cancelation or surrender of any Lease if (i) such Lease, as entered into, modified or amended will not be subordinate to the lien of this Mortgage or (ii) such alteration could reasonably be expected to interfere in any material respect with the business of the Mortgagor.

(c)  Subject to Section 1.08(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.08(d), an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein.  Subject to Section 1.08(d), Mortgagee may in Mortgagor’s name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.

(d)  So long as an Event of Default shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.08(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof.  Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee.  Each tenant or any of such tenant’s successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.

(e)  Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property.  In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.

(f)  Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals or license fees payable thereunder.

SECTION 1.09.  Restrictions on Transfers and Encumbrances.  Except as permitted by the Credit Agreement, Mortgagor shall not directly or indirectly sell, convey, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charges or any form of encumbrance upon any interest in or any part of the Mortgaged Property, or be divested of its title to the Mortgaged Property or any interest therein in any manner or way, whether voluntarily or involuntarily (other than resulting from a condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof; provided, that Mortgagor may in the ordinary course of business within reasonable commercial standards, enter into easement or covenant agreements that relate to and/or benefit the operation of the Mortgaged Property and that do not materially or adversely affect the use and operation of the same without the consent of or notice to the Mortgagee.

SECTION 1.10.  Security Agreement.  This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a “Security Agreement” within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located (“UCC”).  Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, Mortgagee has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the state in which the Premises are located to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property.  Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence (i) upon the occurrence and during the continuance of an Event of Default or (ii) after Mortgagor is given reasonable notice of and opportunity and fails or refuses to do the same.  Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder and under the Security Agreement.

SECTION 1.11.  Filing and Recording.  Mortgagor will cause this Mortgage, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property.  Mortgagor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Personal Property or any instrument of further assurance.

SECTION 1.12.  Further Assurances.  Upon demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, Mortgagor will also execute and deliver and hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

SECTION 1.13.  Additions to Mortgaged Property.  All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.

SECTION 1.14.  No Claims Against Mortgagee.  Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.

SECTION 1.15.  Fixture Filing.  Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the UCC) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such portions of the Mortgaged Property that are or become fixtures.

ARTICLE II

Defaults and Remedies

SECTION 2.01.  Events of Default.  Any Event of Default under the Credit Agreement (as such term is defined therein) shall constitute an Event of Default under this Mortgage.

SECTION 2.02.  Demand for Payment.  If an Event of Default shall occur and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee all amounts due hereunder and under the Credit Agreement and such further amount as shall be sufficient to cover the costs and expenses of collection, including attorneys’ fees, disbursements and expenses incurred by Mortgagee, and Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

SECTION 2.03.  Rights To Take Possession, Operate and Apply Revenues.  (a)  If an Event of Default shall occur and be continuing, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the

Mortgaged Property and, if and to the extent not prohibited by applicable law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Mortgagor.

(b)  If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents.  Mortgagor will pay to Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee’s attorneys and agents with interest thereon at the Default Interest Rate; and all such expenses and compensation shall, until paid, be secured by this Mortgage.

(c)  Upon every such entry or taking of possession, Mortgagee may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property, (iii) insure or keep the Mortgaged Property insured, (iv) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in their own name or otherwise with respect to the same, or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or determined by Mortgagee to be in its best interest, and Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property

(including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the satisfaction of the Obligations, and second, if there is any surplus, to Mortgagor, subject to the entitlement of others thereto under applicable law.

(d)  Whenever, before any sale of the Mortgaged Property under Section 2.06, all Obligations that are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns.  The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

SECTION 2.04.  Right To Cure Mortgagor’s Failure to Perform.  Should Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage or the Credit Agreement (with respect to the Mortgaged Property), upon Notice to Mortgagor, Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Interest Rate.  Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid.  Upon Notice to the Mortgagor, Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.

SECTION 2.05.  Right to a Receiver.  If an Event of Default shall occur and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents.  The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located.  Mortgagor shall pay to Mortgagee upon demand all reasonable expenses, including receiver’s fees, reasonable attorney’s fees and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Interest Rate.

SECTION 2.06.  Foreclosure and Sale.  (a)  If an Event of Default shall occur and be continuing, Mortgagee may elect to sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of foreclosure or of sale granted to Mortgagee by applicable law or this Mortgage.  In such case, Mortgagee may commence a civil action to foreclose this Mortgage, or it may proceed and sell the Mortgaged Property to satisfy any Obligation.  Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder.  Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale.  Without further notice, Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.  Any person, including Mortgagor or Mortgagee or any designee or affiliate thereof, may purchase at such sale.

(b)  The Mortgaged Property may be sold subject to unpaid taxes and Permitted Encumbrances, and, after deducting all costs, fees and expenses of Mortgagee (including costs of evidence of title in connection with the sale), Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08.

(c)  Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.

(d)  If an Event of Default shall occur and be continuing, Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other Loan Document or any other right, or (ii) to pursue any other remedy available to Mortgagee, all as Mortgagee shall determine most effectual for such purposes.

SECTION 2.07.  Other Remedies.  (a)  In case an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.

(b)  In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08, Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.

SECTION 2.08.  Application of Sale Proceeds and Rents.  After any foreclosure sale of all or any of the Mortgaged Property, Mortgagee shall receive and apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Mortgagee under this Mortgage as follows:

FIRST, to the payment of the costs and expenses of such sale, including compensation to Mortgagee’s attorneys and agents, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest at the Default Interest Rate on all advances made by Mortgagee, including all taxes or assessments (except any taxes, assessments or other charges subject to which the

Mortgaged Property shall have been sold) and the cost of removing any Permitted Collateral Lien (except any Permitted Lien subject to which the Mortgaged Property was sold);

SECOND, to the Mortgagee for the distribution to the Secured Parties for the satisfaction of the Obligations owed to the Secured Parties; and

THIRD, to the Mortgagor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage.  Upon any sale of the Mortgaged Property by the Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.

SECTION 2.09.  Mortgagor as Tenant Holding Over.  If Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by Mortgagee, at Mortgagee’s election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

SECTION 2.10.  Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.  Mortgagor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (ii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshaling in the event of foreclosure of this Mortgage.

SECTION 2.11.  Discontinuance of Proceedings.  In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

SECTION 2.12.  Suits To Protect the Mortgaged Property.  Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.

SECTION 2.13.  Filing Proofs of Claim.  In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

SECTION 2.14.  Possession by Mortgagee.  Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the

Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.

SECTION 2.15.  Waiver.  (a)  No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.  No consent or waiver by Mortgagee to or of any breach or Event of Default by Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Obligations by Mortgagor hereunder.  No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.

(b)  Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Mortgagee’s lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby.  In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, to the extent such sale or transfer is permitted by the Credit Agreement, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

SECTION 2.16.  Remedies Cumulative.  No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

ARTICLE III

Miscellaneous

SECTION 3.01.  Partial Invalidity.  In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.02.  Notices.  All notices and communications hereunder shall be in writing and given to Mortgagor in accordance with the terms of the Credit Agreement at the address set forth on the first page of this Mortgage and to the Mortgagee as provided in the Credit Agreement.

SECTION 3.03.  Successors and Assigns.  All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.

SECTION 3.04.  Satisfaction and Cancelation.  (a)  The conveyance to Mortgagee of the Mortgaged Property as security created and consummated by this Mortgage shall be null and void when all the Obligations have been indefeasibly paid in full in accordance with the terms of the Loan Documents and the Lenders have no further commitment to make Loans under the Credit Agreement, no Letters of Credit are outstanding and the

Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

(b)  Upon a sale or financing by Mortgagor of all or any portion of the Mortgaged Property that is permitted by the Credit Agreement and the application of the Net Proceeds of such sale or financing in accordance with the Credit Agreement, the lien of this Mortgage shall be released from the applicable portion of the Mortgaged Property.  Mortgagor shall give the Mortgagee reasonable written notice of any sale or financing of the Mortgaged Property prior to the closing of such sale or financing.

(c)  In connection with any termination or release pursuant to paragraph (a), the Mortgage shall be marked “satisfied” by the Mortgagee, and this Mortgage shall be canceled of record at the request and at the expense of the Mortgagor.  Mortgagee shall execute any documents reasonably requested by Mortgagor to accomplish the foregoing or to accomplish any release contemplated by this Section 3.04 and Mortgagor will pay all costs and expenses, including reasonable attorneys’ fees, disbursements and other charges, incurred by Mortgagee in connection with the preparation and execution of such documents.

SECTION 3.05.  Definitions.  As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”; (b) “provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage or deed of trust”; (d) “obligation” shall mean “obligation, duty, covenant and/or condition”; and (e) “any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein”.  Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee.  Any act that is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property.  Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest.  Subject to the applicable provisions hereof, Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

SECTION 3.06.  Multisite Real Estate Transaction.  Mortgagor acknowledges that this Mortgage is one of a number of Other Mortgages and Security Documents that secure the Obligations.  Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Security Documents.  The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or of any of the collateral security therefor, including the Other Mortgages and other Security Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Security Documents without first exercising or enforcing any of its rights and remedies hereunder.  Such exercise of Mortgagee’s rights and remedies under any or all of the Other Mortgages and other Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and other Security Documents or any of Mortgagee’s rights and remedies thereunder.  Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.

ARTICLE IV

Particular Provisions

This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:

SECTION 4.01.  Applicable Law; Certain Particular Provisions.  This Mortgage shall be governed by and construed in accordance with the internal law of the State of New York; provided, that the provisions of this Mortgage relating to the creation, perfection and enforcement of the lien and security interest created by this Mortgage in respect of the Mortgaged Property and the exercise of each remedy provided hereby, including the power of foreclosure or power of sale procedures set forth in this Mortgage, shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, and Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in such state.  The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein.  In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in Appendix A, the terms and provisions set forth in Appendix A shall govern and control.

IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered to Mortgagee by Mortgagor on the date of the acknowledgment attached hereto.

[ ], a
[ ],

by:
Name:
Title:

Signed and Acknowledged
in the presence of:

(1)
Witness Signature

Witness Printed Name

(2)
Witness Signature

Witness Printed Name

This Document Was Prepared By	DeWitt Sullivan
And After Recording Return To:	Cravath, Swaine & Moore
825 Eighth Avenue
New York, NY 10019

STATE OF	)
)
COUNTY OF	)

The foregoing instrument was acknowledged before me on                     , by                     , the                                    , of                     , a                      corporation, on behalf of the corporation.

Notary Public, County
My commission expires .

Exhibit A

to Mortgage

Description of the Land

Schedule A

to Mortgage

Description of Leases

[None]

Appendix A

to Mortgage

Local Law Provisions

[This assume the property is located in Michigan,

as in the prior transaction.]

[This Appendix is incorporated into and shall be deemed to amend the Mortgage made by the Mortgagor with respect to the Mortgaged Property located in the State of Michigan to the Mortgagee.  The provisions of this Appendix, where in conflict with the provisions of the Mortgage, shall control.

1.             In the introductory granting clause, after the word “mortgages”, in the fourth line, the word “warrants”, is hereby added.

2.             In granting clause (1), after the words “development rights”, in the seventh line the phrase “the right to make all divisions under section 108 of the Land Division Act, Act No. 288 of the Public Acts of 1967” is hereby added.

3.             Section 1.05 (d) is hereby added to the Mortgage as follows:

(d)           Mortgagor’s failure to pay taxes and/or assessments assessed against the Mortgaged Property, or any installment thereof, or any insurance premium upon policies covering the Mortgaged Property or any part thereof, shall constitute waste (although the meaning of the term “waste” shall not necessarily be limited to such nonpayment), as provided by Act No. 236 of the Public Acts of Michigan of 1961, as amended, and shall entitle Mortgagee to all remedies provided for therein.  Mortgagor further agrees to and does hereby consent to the appointment of a receiver under such statute, should Mortgagee elect to seek such relief thereunder.

4.             Section 1.08 (g) is hereby added to the Mortgage as follows:

(g)           Without limiting any other provision of this Mortgage which evidences the intent of the Mortgagor to irrevocably and absolutely presently assign its rights in all Leases to the Mortgagee, subject to the provisions of this Mortgage, as additional security for the payment of the Obligations, and the performance of all of

Mortgagor’s obligations hereunder or secured hereby, and under any other document executed simultaneously or in connection herewith, Mortgagor does hereby sell, assign, transfer and set over unto Mortgagee, pursuant to Act 210 of the Public Acts of Michigan of 1953, as amended, all the rents, profits and income under all leases or occupancy agreements or arrangements, however evidenced or denominated, upon or affecting the Mortgaged Property (including any extensions, amendments or renewals thereof), whether such rents, profits and income are due or are to become due, including all such leases in existence or coming into existence during the period this Mortgage is in effect.  This assignment shall run with the land and be good and valid as against Mortgagor and those claiming by, under or through Mortgagor, from the date of recording of this Mortgage.  This assignment shall continue to be operative during the foreclosure or any other proceedings taken to enforce this Mortgage.  In the event of a foreclosure sale which results in a deficiency, this assignment shall stand as security during the redemption period for the payment of such deficiency.  This assignment is given as collateral security only and does not and shall not be construed as obligating Mortgagee to perform any of the covenants or undertakings required to be performed by Mortgagor in any leases.

Mortgagee and its duly authorized agents shall be entitled to enter the Mortgaged Property for the purpose of delivering any and all such notices and other communications to the tenants and occupiers thereof as shall be necessary or desirable in Mortgagee’s discretion to exercise its rights hereunder, and Mortgagee and its agents shall have absolutely no liability to Mortgagor arising therefrom.  Mortgagee shall not, however, be obligated to give any tenant or occupier of the Mortgaged Property any notice by personal delivery and Mortgagee may, in its sole discretion, deliver all such notices and communications by ordinary first-class U.S. mail, postage prepaid, or otherwise.

In the event that Mortgagor obstructs Mortgagee in its efforts to collect the rents and income from the Mortgaged Property, or after requested by Mortgagee, unreasonably refuses, fails or neglects to assist Mortgagee in collecting such rent and income, Mortgagee shall be entitled to the appointment of a receiver of the

Mortgaged Property and of the income, rents and profits therefrom, with such powers as the court making such appointment may confer.

5.             Section 2.06(e) is hereby added to the Mortgage as follows:

(e)           Mortgagor hereby grants power to Mortgagee, in the event of the occurrence of an Event of Default hereunder, to grant, bargain, sell, release and convey the Mortgaged Property at public auction or vendue, and upon such sale to execute and deliver to the purchaser(s) instruments of conveyance pursuant to the terms hereof and to the applicable laws.  Mortgagor acknowledges that the foregoing sentence confers a power of sale upon Mortgagee, and that upon default this Mortgage may be foreclosed by advertisement as described below and in the applicable Michigan statutes.  Mortgagor understands that upon default, Mortgagee is hereby authorized and empowered to sell the Mortgaged Property, or cause the same to be sold and to convey the same to the purchaser in any lawful manner, including but not limited to that provided by Chapter 32 of the Revised Judicature Act of Michigan, entitled “Foreclosure of Mortgages by Advertisement”, which permits Mortgagee to sell the Mortgaged Property without affording Mortgagor a hearing, or giving him actual personal notice.  The only notice required under such Chapter 32 is to publish notice in a local newspaper and to post a copy of the notice on the Mortgaged Property.

6.             Section 4.02 is hereby added to the Mortgage as follows:

4.02   Future Advances.  [This is a future advance mortgage.]

EXHIBIT H

PLEDGE AGREEMENT dated as of June 6, 2002, among TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION, a Delaware corporation (“Holdings”), each Subsidiary Term Borrower party to the Credit Agreement referred to below (the “Subsidiary Term Borrowers”), each of the other subsidiaries of the Parent Borrower listed on Schedule I hereto (each such subsidiary and each Subsidiary Term Borrower individually a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Parent Borrower, Holdings and the Subsidiary Pledgors are referred to collectively herein as the “Pledgors”) and JPMORGAN CHASE BANK, a New York banking corporation (“JPMCB”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

Reference is made to (a) the Credit Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”), JPMCB, as administrative agent for the Lenders, Collateral Agent, swingline lender and issuing bank (in such capacity, the “Issuing Bank”) and the other agent banks party thereto and (b) the Guarantee Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto,  the other Subsidiary Pledgors party thereto and the Collateral Agent.

The Lenders have agreed to make Loans to the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers (the Foreign Subsidiary Borrowers, the Subsidiary Term Borrowers and the Parent Borrower are referred to collectively herein as the “Borrowers”), and the Issuing Bank has agreed to issue Letters of Credit for the account of certain of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  Each of the Borrowers, Holdings and the Subsidiary Pledgors has agreed to guarantee, among other things, all the obligations of the Borrowers under the Credit Agreement (upon the terms specified in the Guarantee Agreement).  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Pledgors of a Pledge Agreement in the form hereof to secure (a) the due and punctual payment by any Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of any Borrower and each Loan Party under or pursuant to the Credit

Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of any Borrower under each Hedging Agreement entered into with any counterparty that was a Lender or Lender Affiliate at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Lender, any Lender Affiliate, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds (all the monetary and other obligations described in the preceding clauses (a) through (d) being collectively called the “Obligations”).  Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Credit Agreement.

Accordingly, the Pledgors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1.  Pledge.  As security for the payment and performance, as the case may be, in full of the Obligations, each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the shares of capital stock or equity interest owned by it and listed on Schedule II hereto and any shares of capital stock of the Parent Borrower or any Subsidiary obtained in the future by such Pledgor and the certificates representing all such shares (the “Pledged Stock”); provided that the Pledged Stock under this Agreement shall not include (i) more than 65% of the issued and outstanding shares of stock or equity interest of any Foreign Subsidiary or (ii) to the extent that applicable law requires that a Subsidiary of the Pledgor issue directors’ qualifying shares, such qualifying shares; (b)(i) the debt securities listed opposite the name of such Pledgor on Schedule II hereto, (ii) any debt securities in the future issued to such Pledgor and (iii) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (d) subject to Section 5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (e) subject to Section 5, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Collateral”).  Upon delivery to the Collateral Agent, (a) any stock certificates, notes or other securities now or hereafter included in the Collateral (the “Pledged Securities”) shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.  The security interest granted herein shall also secure all future advances and re-advances that may be made by the Secured Parties to, or for the benefit of, the Borrowers or any Pledgor.

TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its

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successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.  Delivery of the Collateral.  (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

(b) Each Pledgor will cause any Indebtedness for borrowed money in an aggregate principal amount that exceeds $500,000 owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms thereof.

SECTION 3.  Representations, Warranties and Covenants.  Each Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

(a) the Pledged Stock represents that percentage as set forth on Schedule II of the issued and outstanding shares of each class of the capital stock and equity interests of the issuer with respect thereto;

(b) except for the security interest granted hereunder, such Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto, and (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

(c) the Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all persons whomsoever;

(d) no consent of any other person (including stockholders or creditors of any Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge (other than the pledge in respect of Pledged Stock consisting of outstanding shares of stock or equity interests of any Foreign Subsidiary) effected hereby;

(e) by virtue of the execution and delivery by the Pledgors of this Agreement, when the Pledged Securities (other than Pledged Stock consisting of outstanding shares of stock or equity interests of any Foreign Subsidiary) , certificates or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations;

(f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

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(g) all of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

(h) all information set forth herein relating to the Pledged Stock is accurate and complete in all material respects as of the date hereof; and

(i) the pledge of the Pledged Stock pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

SECTION 4.  Registration in Nominee Name; Denominations.  The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its reasonable discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent.  Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor.  The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 5.  Voting Rights; Dividends and Interest, etc.  (a)  Unless and until an Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose not prohibited by the terms of this Agreement, the Credit Agreement and the other Loan Documents.  Pledgor agrees that it shall not exercise any such right for any purpose prohibited by the terms of, or if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under, this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

(ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below; and

(iii) Each Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws.  All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in

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exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b)  Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal.  All dividends, interest or principal received by the Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7.  After all Events of Default have been cured or waived, the Collateral Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to each Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

(c)  Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers during the continuance of such Event of Default, provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights.  After all Events of Default have been cured or waived, all rights vested in the Collateral Agent pursuant to this clause (c) shall cease and such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 5.

SECTION 6.  Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation

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and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give a Pledgor 10 days’ prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of such Pledgor’s Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor.  For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 6 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

SECTION 7.  Application of Proceeds of Sale.  The proceeds of any sale of Collateral pursuant to Section 6, as well as any Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent or the Collateral Agent in connection with such sale or otherwise in

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connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Pledgor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 8.  Reimbursement of Collateral Agent.  (a)  Each Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

(b)  Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor agrees to indemnify the Collateral Agent and the Indemnitees (as defined in Section 10.03(b) of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its Affiliates.

(c)  Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents.  The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations,

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the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.  All amounts due under this Section 8 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.06 of the Credit Agreement.

SECTION 9.  Collateral Agent Appointed Attorney-in-Fact.  Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to such Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

SECTION 10.  Waivers; Amendment.  (a)  No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.02 of the Credit Agreement.

SECTION 11.  Securities Act, etc.  In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time

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in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Securities permitted hereunder.  Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.  Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale.  Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached.  The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

SECTION 12.  Registration, etc.  Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if for any reason the Collateral Agent desires to sell any of the Pledged Securities at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its reasonable efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are reasonably required or advisable to permit the public sale of such Pledged Securities.  Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein.  Each Pledgor further agrees, upon such written request referred to above, to use reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations.  Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 12.  Each Pledgor acknowledges that there is no adequate remedy

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at law for failure by it to comply with the provisions of this Section 12 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 12 may be specifically enforced.

SECTION 13.  Security Interest Absolute.  All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

SECTION 14.  Termination or Release.  (a)  This Agreement and the security interests granted hereby shall terminate when all the Obligations have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

(b)  Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.02(b) of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(c)  In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall (i) promptly deliver to Pledgor all Collateral pledged to the Collateral Agent herein and (ii) execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request from time to time to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

SECTION 15.  Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement.  All communications and notices hereunder to any Subsidiary Pledgor shall be given to it in care of the Parent Borrower at the Parent Borrower’s address set forth in Section 10.01 of the Credit Agreement.

SECTION 16.  Further Assurances.  Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

SECTION 17.  Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the

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successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.  This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents.  If all of the capital stock of a Pledgor is sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Parent Borrower pursuant to a transaction permitted by Section 6.05 of the Credit Agreement, such Pledgor shall be released from its obligations under this Agreement without further action.  This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder

SECTION 18.  Survival of Agreement; Severability.  (a)  All covenants, agreements, representations and warranties made by each Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments and the LC Commitments have not been terminated.

(b)  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 19.  Governing Law.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 20.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract (subject to Section 17), and shall become effective as provided in Section 17.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of, this Agreement.

SECTION 21.  Rules of Interpretation.  The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.  Section headings

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used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

SECTION 22.  Jurisdiction; Consent to Service of Process.  (a)  Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its properties in the courts of any jurisdiction.

(b)  Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 23.  Waiver Of Jury Trial.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this agreement.  Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this section.

SECTION 24.  Additional Pledgors.  Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter in this Agreement as a Subsidiary Pledgor upon becoming a Subsidiary Loan Party if such Subsidiary owns or possesses property of a type that would be considered Collateral hereunder.  Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein.  The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement.

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SECTION 25.  Execution of Financing Statements.  Pursuant to Section 9-509 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions, each Pledgor authorizes the Collateral Agent to file financing statements with respect to the Collateral owned by it without the signature of such Pledgor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.  A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRIMAS CORPORATION.,

by

Name:
Title:

TRIMAS COMPANY LLC,

by

Name:
Title:

THE SUBSIDIARY PLEDGORS LISTED ON SCHEDULE I HERETO,

by

Name:
Title:

JPMORGAN CHASE BANK,
as Collateral Agent,

by

Name:
Title:

14

Schedule I to the

Pledge Agreement

SUBSIDIARY PLEDGORS

Name	Address

Schedule II to the

Pledge Agreement

CAPITAL STOCK

Issuer	Number of Certificate	Registered Owner	Number and Class of Shares	Percentage of Shares

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

16

Annex 1 to the

Pledge Agreement

SUPPLEMENT NO. [  ] dated as of [             ] , to the PLEDGE AGREEMENT dated as of June 6, 2002, among TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION., a Delaware corporation (“Holdings”), each Subsidiary Term Borrower party to the Credit Agreement referred to below (the “Subsidiary Term Borrowers”) and each of the other subsidiaries of the Parent Borrower listed on Schedule I thereto (each such Subsidiary and each Subsidiary Term Borrower individually a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Parent Borrower, Holdings and the Subsidiary Pledgors are referred to collectively herein as the “Pledgors”) and JPMORGAN CHASE BANK, a New York banking corporation (“JPMCB”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

A.  Reference is made to (a) the Credit Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”), JPMCB, as administrative agent for the Lenders, Collateral Agent, swingline lender and issuing bank (in such capacity, the “Issuing Bank”) and the agent banks party thereto and (b) the Guarantee Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the other Subsidiary Pledgors party thereto and the Collateral Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

C.  The Pledgors have entered into the Pledge Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit.  Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Pledge Agreement as a Subsidiary Pledgor upon becoming a Subsidiary Loan Party if such Subsidiary owns or possesses property of a type that would be considered Collateral under the Pledge Agreement.  Section 24 of the Pledge Agreement provides that such Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Pledgor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Pledgor under the Pledge Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Pledgor agree as follows:

SECTION 1.  In accordance with Section 24 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Pledgor’s right, title and interest in and to the Collateral (as defined in the Pledge Agreement) of the New Pledgor.  Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include the New Pledgor.  The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3.  This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Collateral Agent.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule of all its Pledged Securities.

SECTION 5.  Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 6.  This supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Pledge Agreement.  All communications and notices hereunder to the New Pledgor shall be given to it in care of the Parent Borrower at the Parent Borrower’s address set forth in Section 10.01 of the Credit Agreement.

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SECTION 9.  The New Pledgor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

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IN WITNESS WHEREOF, the New Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[Name of New Pledgor],

by

Name:
Title:

JPMORGAN CHASE BANK, as Collateral Agent,

by

Name:
Title:

4

Schedule I to

Supplement No.

to the Pledge Agreement

Pledged Securities of the New Pledgor

CAPITAL STOCK

Issuer	Number of Certificate	Registered Owner	Number and Class of Shares	Percentage of Shares

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

EXHIBIT I

[FORM OF SECURITY AGREEMENT]

SECURITY AGREEMENT dated as of June 6, 2002, among TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION, a Delaware corporation (“Holdings”), each Subsidiary Term Borrower party to the Credit Agreement referred to below (the “Subsidiary Term Borrowers”), each of the other subsidiaries of the Parent Borrower listed on Schedule I hereto (each such subsidiary and each Subsidiary Term Borrower individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, Holdings and the Parent Borrower are referred to collectively herein as the “Grantors”) and JPMORGAN CHASE BANK, a New York banking corporation (“JPMCB”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein).

Reference is made to (a) the Credit Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”), JPMCB, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Collateral Agent, swingline lender and issuing bank (in such capacity, the “Issuing Bank”) and the other agent banks party thereto and (b) the Guarantee Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the other Subsidiary Guarantors and the Collateral Agent.

The Lenders have agreed to make Loans to the Parent Borrower, the Subsidiary Term Borrowers and the Foreign Subsidiary Borrowers (the Foreign Subsidiary Borrowers, the Subsidiary Term Borrowers and the Parent Borrower are referred to collectively herein as the “Borrowers”), and the Issuing Bank has agreed to issue Letters of Credit for the account of certain of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  Each of the Borrowers, Holdings and the Subsidiary Guarantors has agreed to guarantee, among other things, all the obligations of the Borrowers under the Credit Agreement (upon the terms specified in the Guarantee Agreement).  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure (a) the due and punctual payment by any Borrower of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of any Borrower and each Loan Party under or pursuant to the Credit Agreement and the other Loan Documents, (c) the due and punctual payment and performance of all obligations of any Borrower under each Hedging Agreement entered into with any counterparty that was a Lender or Lender Affiliate at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to any Lender, any Lender Affiliate, the Administrative Agent or the Collateral Agent arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds (all the monetary and other obligations described in the preceding clauses (a) through (d) being collectively called the “Obligations”).

Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I

Definitions

Section 1.01.  Definition of Terms Used Herein.  Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement and all references to the Uniform Commercial Code shall mean the Uniform Commercial Code in effect in the State of New York as of the date hereof.

Section 1.02.  Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Account Debtor” shall mean any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” shall mean any and all right, title and interest of any Grantor to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

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“Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

“Collateral” shall mean all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts, (g) Investment Property and (h) Proceeds, provided that the term “Collateral” shall not include Excluded Assets.

“Commodity Account” shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

“Commodity Contract” shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

“Commodity Customer” shall mean a person for whom a Commodity Intermediary carries a Commodity Contract on its books.

“Commodity Intermediary” shall mean (a) a person who is registered as a futures commission merchant under the federal commodities laws or (b) a person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor:  (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

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“Documents” shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

“Entitlement Holder” shall mean a person identified in the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary.  If a person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the Uniform Commercial Code, such person is the Entitlement Holder.

“Equipment” shall mean all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor.  The term Equipment shall include Fixtures.

“Excluded Assets” shall mean (a) any asset, including, without limitation, Accounts Receivable and proceeds of Inventory, of any kind, to the extent that (i) such asset is sold (or intended to be sold) to the Receivables Subsidiary pursuant to the Permitted Receivables Financing and (ii) such sale or intended sale is permitted by Section 6.05(c) or (e) of the Credit Agreement,  (b) any asset acquired, constructed or improved pursuant to a capital lease or purchase money indebtedness permitted by Section 6.01(a)(ix) of the Credit Agreement and (c) Excluded Contracts.

“Excluded Contract” shall mean any contract or agreement to which a Grantor is a party or any governmental permit held by a Grantor to the extent that (a) the terms of such contract, agreement or permit prohibit or restrict the creation, incurrence or existence of the Security Interest therein or the assignment thereof without the consent of any party thereto other than such Grantor and (b) such prohibition or restriction is permitted under Section 6.10 of the Credit Agreement, provided that the term “Excluded Contract” shall not include any rights for any amounts due or to become due pursuant to any Excluded Contract; provided, further, that such Grantor shall use commercially reasonable efforts to obtain all consents or waivers necessary to permit the grant of the Security Interest in such Excluded Contract.

“Financial Asset” shall mean (a) a Security, (b) an obligation of a person or a share, participation or other interest in a person or in property or an enterprise of a person that is, or is of a type, dealt with in or traded on financial markets, or that is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a Financial Asset under Article 8 of the Uniform Commercial Code.  As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

“Fixtures” shall mean all items of Equipment, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

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“General Intangibles” shall mean all choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable, including all goodwill, going concern value (other than any of the foregoing which relates to any Excluded Assets).

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acqu ired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Inventory” shall mean all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor’s business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor,  whether now owned or hereafter acquired by any Grantor.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III (other than those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

“Obligations” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the

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right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor:  (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule IV and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of Holdings and the Parent Borrower respectively.

“Proceeds” shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the Issuing Bank, (e) each counterparty to a Hedging Agreement entered into with any Borrower if such counterparty was a Lender or a Lender Affiliate at the time the Hedging Agreement was entered into, (f) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document, (g) the Administrative Agent or the Collateral Agent in respect of obligations owed to the Administrative Agent or the Collateral Agent arising from treasury, depository and cash management services or in connection with any automated clearinghouse transfer of funds and (h) the successors and assigns of each of the foregoing.

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“Securities” shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer that (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the Uniform Commercial Code.

“Securities Account” shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

“Security Entitlements” shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

“Security Interest” shall have the meaning assigned to such term in Section 2.01.

“Securities Intermediary” shall mean (a) a clearing corporation or (b) a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor:  (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

Section 1.03.  Rules of Interpretation.  The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

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ARTICLE II

Security Interest

Section 2.01.  Security Interest.  As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”).  Without the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

Section 2.02.  No Assumption of Liability.  The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE III

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

Section 3.01.  Title and Authority.  Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

Section 3.02.  Filings.  (a)    The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete.  Fully executed (to the extent required by applicable law) Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect

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the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.  The foregoing shall apply to cash and cash accounts only to the extent that such cash or cash account may be perfected by filing.

(b)  Each Grantor represents and warrants that fully executed security agreements in the form hereof and containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than the financing statements referred to above in Section 3.02(a) and such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

Section 3.03.  Validity of Security Interest.  The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.  The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section 6.02 of the Credit Agreement.  The foregoing shall apply to cash and cash accounts only to the extent that such cash or cash accounts may be perfected by filing.

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Section 3.04.  Absence of Other Liens.  The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.  The Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

ARTICLE IV

Covenants

Section 4.01.  Change of Name; Location of Collateral; Records; Place of Business.  (a)  Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate name, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in its identity or corporate structure or (iv) in its Federal Taxpayer Identification Number.  Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral.  Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

(a)  Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

Section 4.02.  Periodic Certification.  Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.01 of the Credit Agreement, Holdings and the Parent Borrower shall deliver to the Collateral Agent a certificate executed by a Financial Officer of Holdings and the Parent Borrower respectively (a) setting forth the information required pursuant to

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Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 4.02 and (b) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) above to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).  Each certificate delivered pursuant to this Section 4.02 shall identify in the format of Schedule II, III, IV or V, as applicable, all Intellectual Property of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Collateral Agent.

Section 4.03.  Protection of Security.  Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

Section 4.04.  Further Assurances.  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II, III, IV or V hereto or adding additional schedules hereto to specifically identify any asset or item that the Collateral Agent reasonably believes constitute Copyrights, Licenses, Patents or Trademarks; provided, however, that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral.  Each Grantor agrees that it will use reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

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Section 4.05.  Inspection and Verification.  In accordance with Section 5.09 of the Credit Agreement, the Collateral Agent and such persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification (except with respect to Excluded Assets).  The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (it being understood that any such information shall be deemed to be “Information” subject to the provisions of Section 10.12 of the Credit Agreement).

Section 4.06.  Taxes; Encumbrances.  At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

Section 4.07.  Assignment of Security Interest.  If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account (except with respect to Excluded Assets), such Grantor shall promptly assign such security interest to the Collateral Agent.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

Section 4.08.  Continuing Obligations of the Grantors.  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

Section 4.09.  Use and Disposition of Collateral.  None of the Grantors shall make or permit to be made an assignment for security, pledge or hypothecation of

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the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 6.02 of the Credit Agreement.  None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not prohibited by this Agreement, the Credit Agreement or any other Loan Document.

Section 4.10.  Limitation on Modification of Accounts.  Except with respect to Excluded Assets, none of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

Section 4.11.  Insurance.  The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.07 of the Credit Agreement.  Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable.  All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

Section 4.12.  Legend.  Except with respect to Excluded Assets, each Grantor shall legend, in form and manner satisfactory to the Collateral Agent, its Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been

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assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

Section 4.13.  Covenants Regarding Patent, Trademark and Copyright Collateral.  (a)  Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(a)  Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(b)  Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(c)  Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(d)  In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

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(e)  Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(f)  In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(g)  Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

ARTICLE V

Remedies

Section 5.01.  Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times:  (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent

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shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written

16

agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

Section 5.02.  Application of Proceeds.  The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

Section 5.03.  Grant of License to Use Intellectual Property.  For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual

17

Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

ARTICLE VI

Miscellaneous

Section 6.01.  Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.01 of the Credit Agreement.  All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Parent Borrower at the Parent Borrower’s address set forth in Section 10.01 of the Credit Agreement.

Section 6.02.  Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

Section 6.03.  Survival of Agreement.  All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of any notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

Section 6.04.  Binding Effect; Several Agreement.  This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns,

18

and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 6.05.  Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 6.06.  Collateral Agent’s Fees and Expenses; Indemnification.  (a)  Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement (including the customary fees and charges of the Collateral Agent for any monitoring or audits conducted by it or on its behalf with respect to the Accounts Receivable or Inventory), (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

(a)  Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Affiliates.

(b)  Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents.  The provisions of this Section 6.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan

19

Document, or any investigation made by or on behalf of the Collateral Agent or any Lender.  All amounts due under this Section 6.06 shall be payable on written demand therefor.

Section 6.07.  Governing Law.  This agreement shall be construed in accordance with and governed by the laws of the State of New York.

Section 6.08.  Waivers; Amendment.  (a)  No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Issuing Bank, the Administrative Agent and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(a)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.02 of the Credit Agreement.

Section 6.09.  Waiver of Jury Trial.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other loan documents.  Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other loan documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 6.09.

Section 6.10.  Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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Section 6.11.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 6.04), and shall become effective as provided in Section 6.04.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6.12.  Headings.  Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.13.  Jurisdiction; Consent to Service of Process.  (a)  Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

(a)  Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(b)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 6.14.  Termination.  (a) This Agreement and the Security Interest shall terminate when all the Obligations have been indefeasibly paid in full, the Lenders have no further commitment to lend, the LC Exposure has been reduced to zero and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Grantors or the Grantors’ designee, at the Grantors’ expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably

21

request from time to time to evidence such termination.  Any execution and delivery of termination statements or documents pursuant to this Section 6.14(a) shall be without recourse to or warranty by the Collateral Agent.

(a)  A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Guarantor shall be automatically released in the event that all the capital stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Parent Borrower in accordance with the terms of the Credit Agreement; provided that the Required Lenders (or, if required by the terms of the Credit Agreement, such greater percentage of the Lenders specified in the Credit Agreement) shall have consented to such sale, transfer or other disposition (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.  The Security Interest in any Collateral that is sold, transferred or otherwise disposed of in accordance with this Agreement, the Credit Agreement and the other Loan Documents (including pursuant to a waiver or amendment of the terms thereof) shall automatically terminate and be released, and such Collateral shall be sold free and clear of the Lien and Security Interest created hereby.  In connection with any of the foregoing, the Collateral Agent shall execute and deliver to the Grantors or the Grantors’ designee, at the Grantors’ expense, all Uniform Commercial Code termination statements and similar documents that the Grantors shall reasonably request from time to time to evidence such termination.  Any execution and delivery of termination statements or documents pursuant to this Section 6.14(b) shall be without recourse to or warranty by the Collateral Agent.

Section 6.15.  Additional Grantors.  Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 2 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRIMAS CORPORATION,

by

Name:
Title:

TRIMAS COMPANY LLC,

by

Name:
Title:

EACH OF THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE I HERETO,

by

Name:
Title:

JPMORGAN CHASE BANK, as Collateral Agent,

by

Name:
Title:

23

SCHEDULE I

SUBSIDIARY GUARANTORS

SCHEDULE II

COPYRIGHTS

None.

SCHEDULE III

LICENSES

Please see attached.

SCHEDULE IV

PATENTS

Please see attached.

SCHEDULE V

TRADEMARKS

Please see attached.

Annex 2 to the

Security Agreement

PERFECTION CERTIFICATE

Reference is made to the Credit Agreement dated as of June 6, 2002 (as amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Parent Borrower,  the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, as Administrative Agent and Collateral Agent, Credit Suisse First Boston, as Syndication Agent, Comerica Bank, as Documentation Agent, National City Bank, as Documentation Agent and Wachovia Bank, as Documentation Agent. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement referred to therein, as applicable.

The undersigned, a Financial Officer of Holdings and the Parent Borrower, respectively, hereby certify to the Collateral Agent and each other Secured Party as follows:

1.               Names.  (a)  The exact corporate name of each Grantor, as such name appears in its respective certificate of incorporation, is as follows:

(a)          Set forth below is each other corporate name each Grantor has had in the past five years, together with the date of the relevant change:

(b)         Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(c)          The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

(d)         Set forth below is the organizational number of each Grantor that is a registered organization:

(e)          Set forth below is the Federal Taxpayer Identification Number of each Grantor:

2.               Current Locations.  (a)  The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor	Mailing Address	County	State

(f)            Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an “*”):

Grantor	Mailing Address	County	State

(g)         The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:

Grantor	Jurisdiction

(h)         Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Equipment or other Collateral not identified above:

Grantor	Mailing Address	County	State

(i)             Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a), (b), (c) or (d) above:

Grantor	Mailing Address	County	State

(j)             Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor	Name/Mailing Address	County	State

3.               Unusual Transactions.  All Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4.               File Search Reports.  File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

5.               UCC Filings.  Duly [authenticated][signed] financing statements on Form UCC- 1 in substantially the form of Schedule 5 hereto have been prepared for filing in the Uniform Commercial Code filing office in each jurisdiction identified with respect to such Grantor in Section 2 hereof.

6.               Schedule of Filings.  Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

7.               Stock Ownership and other Equity Interests.  Attached hereto as Schedule 7 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of Holdings, the Parent Borrower and each Subsidiary and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 7 is each equity investment of Holdings, the Parent Borrower or any Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

8.               Debt Instruments.  Attached hereto as Schedule 8 is a true and correct list of all instruments, including any promissory notes, and other evidence of indebtedness held by Holdings, the Parent Borrower and each Subsidiary that are required to be pledged under the Pledge Agreement, including all intercompany notes between Holdings and each Subsidiary of Holdings and each Subsidiary of Holdings and each other such Subsidiary.

9.               Advances.  Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by Holdings to any Subsidiary of Holdings or made by any Subsidiary of Holdings to Holdings or to any other Subsidiary of Holdings (other than those identified on Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Pledge Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to Holdings or any Subsidiary of Holdings.

10.         Mortgage Filings.  Attached hereto as Schedule 10 is a schedule setting forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein.

11.         Intellectual Property.  Attached hereto as Schedule 11(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor’s Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner, the registration number and the expiration date of each Patent, Patent License, Trademark and Trademark License owned by any Grantor. Attached hereto as Schedule 11(B) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Grantor’s Copyrights and Copyright Licenses, including the name of the registered owner, the registration number and the expiration date of each Copyright or Copyright License owned by any Grantor.

12.         Commercial Tort Claims.  Attached hereto as Schedule 12 is a true and correct list of commercial tort claims in excess of $[50,000] held by any Grantor, including a brief description thereof.

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this 6th day of June, 2002.

TRIMAS COMPANY LLC,

by

Name:
	Title:	Financial Officer

TRIMAS CORPORATION,

by

Name:
	Title:	Financial Officer

SUPPLEMENT NO. [  ] dated as of [                        ], to the Security Agreement dated as of June 6, 2002, among, TRIMAS COMPANY LLC, a Delaware limited liability company (the “Parent Borrower”), TRIMAS CORPORATION, a Delaware corporation (“Holdings”), each Subsidiary Term Borrower party to the Credit Agreement referred to below (the “Subsidiary Term Borrowers”), each of the other subsidiaries of the Borrower listed on Schedule I thereto (each such subsidiary and each Subsidiary Term Borrower individually a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, Holdings and the Parent Borrower are referred to collectively herein as the “Grantors”) and JPMORGAN CHASE BANK, a New York banking corporation (“JPMCB”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein).

A.  Reference is made to (a) the Credit Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the “Lenders”), JPMCB, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Collateral Agent, swingline lender and issuing bank (in such capacity, the “Issuing Bank”) and the other agent banks party thereto and (b) the Guarantee Agreement dated as of June 6, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Subsidiary Guarantee Agreement”), among the Parent Borrower, Holdings, the Subsidiary Term Borrowers party thereto, the other Subsidiary Guarantors and the Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit.  Section 6.15 of the Security Agreement provides that additional Subsidiaries of Holdings may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1.  In accordance with Section 6.15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent.  Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

SECTION 5.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.  This supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Parent Borrower at the Parent  Borrower’s address as set forth in Section 10.01 of the Credit Agreement.

SECTION 9.  The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name of New Grantor],

by

Name:
Title:

JPMORGAN CHASE BANK, as Collateral Agent,

by

Name:
Title:

SCHEDULE I

to Supplement No.       to the

Security Agreement

LOCATION OF COLLATERAL

Description	Location

EXHIBIT J

FORM OF SUBORDINATION AND OTHER PROVISIONS

Defined Terms

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Credit Agreement” means the credit agreement dated as of June 6, 2002, as amended, restated, supplemented, waived, replaced (whether or not upon termination), restructured, refinanced or otherwise modified from time to time, among the Company, the Parent, the subsidiary term borrowers party thereto, the foreign subsidiary borrowers party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank as administrative agent, issuing bank and collateral agent for the lenders and the other agent banks party thereto (except to the extent that any such amendment, restatement, supplement, waiver, replacement, restructuring or refinancing or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding).

“Designated Senior Indebtedness” of the Company means the Bank Indebtedness.

“Exchange Act” means the Securities Exchange Act of 1934.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.  The term “Incurrence” when used as a noun shall have a correlative meaning.  The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Parent” means TriMas Corporation, a Delaware corporation, until a successor replaces it and, thereafter, means the successor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Securities” means the Securities issued under this Indenture.

“Senior Indebtedness” of the Company or any Subsidiary Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any

Subsidiary Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company or any Subsidiary Guarantor, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Securities or such Subsidiary Guarantor’s Subsidiary Guarantee; provided, however, that Senior Indebtedness shall not include (a) any obligation of the Company to any Subsidiary of the Company or of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company, (b) any liability for Federal, state, local or other taxes owed or owing by the Company or such Subsidiary Guarantor, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness or obligation of the Company or such Subsidiary Guarantor (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or such Subsidiary Guarantor, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (e) any obligations with respect to any Capital Stock or (f) any Indebtedness Incurred in violation of this Indenture.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Closing Date.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Subordination

SECTION 10.01.  Agreement To Subordinate.  The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness.  The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein.  For purposes of this Article 10, the Indebtedness evidenced by the Securities shall be deemed to include any liquidated damages payable pursuant to the provisions set forth in the Securities and the Registration Agreement.  All provisions of this Article 10 shall be subject to Section 10.12.

SECTION 10.02.  Liquidation, Dissolution, Bankruptcy.  Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

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(a) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness before Holders shall be entitled to receive any payment of principal of or interest on the Securities; and

(b) until the Senior Indebtedness of the Company is paid in full, any payment or distribution to which Holders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Securities.

SECTION 10.03.  Default on Senior Indebtedness.  The Company may not pay the principal of, premium (if any) or interest on the Securities or make any deposit pursuant to Section 8.01 and may not otherwise repurchase, redeem or otherwise retire any Securities (collectively, “pay the Securities”) if (a) any Designated Senior Indebtedness of the Company is not paid when due or (b) any other default on such Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Designated Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness with respect to which either of the events set forth in clause (a) or (b) of this sentence has occurred and is continuing.  During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (a) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (b) by repayment in full of such Designated Senior Indebtedness or (c) because the default giving rise to such Blockage Notice is no longer continuing).  Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after the end of such Payment Blockage Period, including any missed payments.  Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 consecutive days in the aggregate during any 360 consecutive day period.  For purposes of this Section, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not

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within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

SECTION 10.04.  Acceleration of Payment of Securities.  If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee (provided, that the Trustee shall have received written notice from the Company, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representative) of the acceleration.  If any Designated Senior Indebtedness of the Company is outstanding, the Company may not pay the Securities until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article 10 otherwise permits payment at that time.

SECTION 10.05.  When Distribution Must Be Paid Over.  If a distribution is made to Holders that because of this Article 10 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

SECTION 10.06.  Subrogation.  After all Senior Indebtedness of the Company is paid in full and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness.  A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness.

SECTION 10.07.  Relative Rights.  This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness of the Company.  Nothing in this Indenture shall:

(a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest and liquidated damages, if any, on the Securities in accordance with their terms; or

(b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders.

SECTION 10.08.  Subordination May Not Be Impaired by Company.  No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 10.09.  Rights of Trustee and Paying Agent.  Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 10.  The Company, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative may give the notice.

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The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee.  The Registrar and the Paying Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Indenture.

SECTION 10.10.  Distribution or Notice to Representative.  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

SECTION 10.11.  Article 10 Not To Prevent Events of Default or Limit Right To Accelerate.  The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default.  Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

SECTION 10.12.  Trust Monies Not Subordinated.  Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest and liquidated damages, if any, on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 10, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

SECTION 10.13.  Trustee Entitled To Rely.  Upon any payment or distribution pursuant to this Article 10, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

SECTION 10.14.  Trustee To Effectuate Subordination.  Each Holder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and

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the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior Indebtedness.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise.

SECTION 10.16.  Reliance by Holders of Senior Indebtedness on Subordination Provisions.  Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Indebtedness Covenant

The Indenture shall permit Indebtedness under the Credit Agreement.

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EXHIBIT K

MANDATORY COSTS RATE

1.                                       Definitions

In this Exhibit:

“Act” means the Bank of England Act of 1998.

The terms “Eligible Liabilities” and “Special Deposits” have the meanings ascribed to them under or pursuant to the Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

“Fee Base” has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

“Fees Regulations” means, as appropriate, either:

(a)                                  the Banking Supervision (Fees) Regulations 1998; or

(b)                                 such regulations as form time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to January 1, 2000.

“FSA” means the Financial Services Authority.

Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or re-enacted from time to time.

2.                                      Calculation of the Mandatory Costs Rate

The Mandatory Costs Rate is an addition to the interest rate on each Eurocurrency Loan or any other sum on which interest is to be calculated to compensate the Lenders for the cost attributable to a Eurocurrency Loan or such sum resulting from the imposition from time to time under or pursuant to the Act and/or by the Bank of England and/or the FSA (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest bearing or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to the liabilities used to fund the relevant Eurocurrency Loan or such sum.

The “Mandatory Costs Rate” will be the rate determined by the Administrative Agent to be equal to the rate (rounded upward, if necessary, to the next higher 1/100 of 1%) resulting from the application of the following formula:

For Sterling:

XL + S(L-D) + F x 0.01

100-(X+S)

For other Foreign Currencies:

F x 0.01

300

where on the day of application of the formula

X                                                                                       is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which the Administrative Agent is required under or pursuant to the Act to maintain cash ratio deposits with the Bank of England;

L                                                                                         is the rate of interest (exclusive of EuroCurrency Margin and Mandatory Costs Rate) payable on that day on the related Eurocurrency Loan or unpaid sum pursuant to the Credit Agreement;

F                                                                                         is the rate of charge payable by the Administrative Agent to the FSA pursuant to the Fees Regulations and expressed in pounds per £1 million of the Fees Base of such Reference Lender;

S                                                                                         is the level of interest-bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which the Administrative Agent is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

D                                                                                       is the percentage rate per annum payable by the Bank of England to the Administrative Agent on Special Deposits.

(X, L, S and D are to be expressed in the formula as numbers and not as percentages.  A negative result obtained form subtracting D from L shall be counted as zero.)

The Mandatory Costs Rate attributable to a Eurocurrency Loan or other sum for any period shall be calculated at or about 11:00 A.M. (London time) on the first day of such period for the duration of such period.

The determination of Mandatory Costs Rate by the Administrative Agent in relation to any period shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

3.                                      Change of Requirements

If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Administrative Agent renders or will render the above formula (or any element thereof, or any defined term used therein) inappropriate or inapplicable, the Administrative Agent shall (with the written consent of the Company, which shall not be unreasonably withheld) be entitled to vary the same.  Any such variation shall, in the absence of manifest error, be conclusive and binding on all parties and shall apply from the date specified in such notice.

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